Exhibit 4.1

EXECUTION VERSION

WCI COMMUNITIES, INC.,
as Issuer

THE SUBSIDIARY GUARANTORS named herein,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

INDENTURE

Dated as of August 7, 2013

6.875% Senior Notes Due 2021

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	11.02
(d)	7.06
314(a)	4.02;
4.11; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	4.11
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	11.0
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09

TIA Section	Indenture Section
(b)	2.04
318(a)	11.01

N.A. means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

2

i

SECTION 10.03.	Successors and Assigns	75
SECTION 10.04.	No Waiver	75
SECTION 10.05.	Modification	75
SECTION 10.06.	Execution and Delivery of Security Guarantee	75
SECTION 10.07.	Release of Subsidiary Guarantor	76
SECTION 10.08.	Contribution	76

Article 11

MISCELLANEOUS

SECTION 11.01.	Trust Indenture Act Controls	77
SECTION 11.02.	Notices	77
SECTION 11.03.	Communication by Holders with Other Holders	78
SECTION 11.04.	Certificate and Opinion as to Conditions Precedent	78
SECTION 11.05.	Statements Required in Certificate or Opinion	78
SECTION 11.06.	When Securities Disregarded	78
SECTION 11.07.	Rules by Trustee, Paying Agent and Registrar	78
SECTION 11.08.	Legal Holidays	78
SECTION 11.09.	Governing Law	79
SECTION 11.10.	No Recourse Against Others	79
SECTION 11.11.	Successors	79
SECTION 11.12.	Multiple Originals	79
SECTION 11.13.	Severability	79
SECTION 11.14.	Table of Contents; Headings	79
SECTION 11.15.	USA PATRIOT Act	79

Rule 144A/Regulation S Appendix

Exhibit A – Form of Initial Security

Exhibit B – Form of Exchange Security or Private Exchange Security

Exhibit C – Form of Certificate of Transfer

Exhibit D – Form of Certificate of Exchange

Exhibit E – Form of Transferee Letter of Representation

Exhibit F – Form of Notation of Guarantee

Exhibit G – Form of Supplemental Indenture

INDENTURE dated as of August 7, 2013, among WCI COMMUNITIES, INC., a Delaware corporation (the “Issuer”), the Subsidiary Guarantors (as hereinafter defined) that from time to time become parties to this Indenture and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Initial Securities, Exchange Securities, Private Exchange Securities and any Additional Securities:

Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                   Definitions.

“2017 Notes” means the $125.0 million aggregate principal amount of senior secured term notes due 2017 issued on June 8, 2012.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Additional Interest” means any interest due and payable in accordance with Paragraph 1 of the Securities, as a result of a Registration Default (as defined in the Registration Rights Agreement).

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03 hereof, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to the Registration Rights Agreement.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person.  For purposes of Section 4.07 hereof, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person.  For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means with respect to a Security at any redemption date, the greater of (1) 1.00% of the principal amount of such Security and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Security on August 15, 2016 (such redemption price being described in paragraph 5 of the Securities and Section 3.07, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Security through August 15, 2016 (

but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 0.50%, over (B) the principal amount of such Security on such redemption date.  The Applicable Premium will be calculated by the Issuer.  The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

“Asset Acquisition” means (1) an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be merged with or into the Issuer or any Restricted Subsidiary or (2) the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease (other than an operating lease entered into in the ordinary course of business (as determined in good faith by the Issuer)), assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests  of any of the Issuer’s Restricted Subsidiaries, except Disqualified Equity Interests of any of the Issuer’s Restricted Subsidiaries to the extent permitted by Section 4.03) of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business (as determined in good faith by the Issuer).  For purposes of this definition, the term “Asset Sale” shall not include:

(1)                                 transfers of cash or Cash Equivalents;

(2)                                 transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;

(3)                                 Permitted Investments and Restricted Payments permitted under Section 4.04;

(4)                                 the creation or realization of any Permitted Lien;

(5)                                 transactions in the ordinary course of business (as determined in good faith by the Issuer), including dedications and other donations to governmental authorities, sales (directly or indirectly), leases, sales and leasebacks and other dispositions of (A) homes, Model Home Units, housing units, condominium units, improved land and unimproved land, whether in single or multiple lots, (B) real estate (including related amenities and improvements), whether in single or multiple lots, (C) Equity Interests of a Subsidiary, the assets of which consist entirely of amenities and improvements related to real estate, such as golf courses, and real estate underlying such amenities and improvements and (D) mortgages or other loans and related assets, including loans of a Mortgage Subsidiary, services or accounts receivable (including at a discount and in connection with factoring arrangements);

(6)                                 any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5.0 million;

(7)                                 the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind;

.

(8)                                 dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business (as determined in good faith by the Issuer) or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(9)                                 a transaction involving the sale, transfer or disposition of Equity Interests or indebtedness of, or the sale, transfer or disposition of assets in, an Unrestricted Subsidiary;

(10)                          the licensing of intellectual property in the ordinary course of business or in accordance with industry practice (as determined in good faith by the Issuer);

(11)                          a disposition of assets or property subject to a Lien held by the Issuer or a Restricted Subsidiary of the Issuer in a foreclosure or other similar proceeding or in connection with a transfer in lieu of a foreclosure;

(12)                          the unwinding of any Hedging Obligations

(13)                          the disposition of assets or property that are worn out, obsolete, surplus, negligible or that are no longer useful in the conduct of the business of the Issuer and/or any Restricted Subsidiaries; and

(14)                          an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary.

“Attributable Indebtedness”, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of deter mi nation, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any Capitalized Lease included in any such Sale and Leaseback Transaction.

“Board of Directors” means the board of directors of the Issuer or any committee thereof duly authorized to act on behalf of such board or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or in the jurisdiction of the place of payment are authorized or required by law to close.

“Capitalized Lease” means an obligation required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (1) marketable obligations with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; (2) demand and time deposits and certificates of deposit or acceptances with a maturity of one year or less of any of the Initial Purchasers or their respective affiliates or any other financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million and is assigned at least a “A-1” rating by Thomson Financial BankWatch; (3) commercial paper maturing no more than 365 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s or at least P-1 by Moody’s; (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) of this definition entered into with any commercial bank meeting the specifications of clause (2) of this definition; and (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) of this definition

“Change of Control” means the occurrence of any of the following events:

(1)                                 any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any Permitted Holder, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person held by any other Person (the “parent entity”), if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly of more than 50% of the voting power of the Voting Stock of such parent entity);

(2)                                 the stockholders of the Issuer adopt a Plan of Liquidation or dissolution of the Issuer; provided that a liquidation or dissolution of Issuer which is part of a transaction that does not constitute a Change of Control pursuant to the proviso contained in clause (3) of this definition shall not constitute a Change of Control; or

(3)                                 the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer, or the sale of all or substantially all the assets of the Issuer and its Restricted Subsidiaries (determined on a consolidated basis) to another Person, except in each case to a Restricted Subsidiary of the Issuer or a Permitted Holder; provided that a transaction following which (A) in the case of a merger or consolidation transaction, one or more holders of securities that represented a majority of the Voting Stock of the Issuer immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or (B) in the case of a sale of assets transaction, each transferee is or becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets, in each case, shall not constitute a Change of Control.

“Consolidated Amortization Expense” for any period means the amortization expense (including, without limitation, capitalized interest and other charges amortized to cost of homes and land sales, amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses) of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” for any period means, without duplication, the sum of the amounts for such period of:

(1)                                 Consolidated Net Income, plus

(2)                                 in each case only to the extent deducted in determining Consolidated Net Income,

(a)                                 Consolidated Income Tax Expense,

(b)                                 Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c)                                  Consolidated Depreciation Expense,

(d)                                 Consolidated Interest Incurred,

(e)                                  the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness,

(f)                                   litigation costs and expenses for non-ordinary course litigation,

(g)                                  any net after-tax effect of income or loss from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations,

(h)                                 the cumulative effect of a change in accounting principles,

(i)                                     any increase in amortization or depreciation or other non-cash charges resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes,

(j)                                    any expenses or charges related to any equity offering (including the initial public offering of common stock of the Issuer), non-ordinary course Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including the issuance of the Securities), including a refinancing thereof (whether or not successful) or the early extinguishment of such Indebtedness and any amendment or modification to the terms of any such transactions,

(k)                                 any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets” (other than with respect to impairments or write-offs of inventory), Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures”,

(l)                                     the net after-tax effect of any purchase accounting adjustments to housing inventory under production as of the Issue Date, and

(m)                             Pro Forma Cost Savings,

in each case determined on a consolidated basis in accordance with GAAP, minus

(3)                                 the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period other than accruals of revenue in the ordinary course of business (as determined in good faith by the Issuer).

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period.  For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                 the incurrence of any Indebtedness, the inclusion of any Indebtedness on the balance sheet or the issuance of any preferred stock, in each case of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not a Restricted Subsidiary and with respect to which the Issuer and all its Restricted Subsidiaries have been validly and unconditionally released by such Person (collectively, “repayment”) of other Indebtedness or redemption of other preferred stock (other than the incurrence or repayment of Indebtedness in the ordinary course of business (as determined in good faith by the Issuer) for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period;

(2)                                 any Asset Sale or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges associated with any such Asset Acquisition occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;

(3)                                 any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during such Four-Quarter Period;

(4)                                 any Person that is not a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during such Four-Quarter Period; and

(5)                                 the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person (other than a Restricted Subsidiary, in the case of the Issuer, or the Issuer or another Restricted Subsidiary, in the case of a Restricted Subsidiary), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be determined in good faith by a senior financial officer of the Issuer.

If, since the beginning of the Four-Quarter Period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have incurred any Indebtedness or discharged any Indebtedness or made any asset sale or disposition or any Asset Acquisition that would have required an adjustment pursuant to clause (1) or (2) above if made by the Issuer or a Restricted Subsidiary during such period, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(1)                                 interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(2)                                 if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)                                 notwithstanding the immediately preceding clauses (1) or (2), interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date, the total Indebtedness of the Issuer and the Restricted Subsidiaries determined on a consolidated basis at the end of the most recently ended fiscal quarter immediately preceding such date for which internal financial statements are available.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication:

(1)                                 imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;

(2)                                 commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3)                                 the net costs associated with Hedging Obligations;

(4)                                 amortization of debt issuance costs, debt discount or premium and other financing fees and expenses other than interest and other charges amortized to cost of sales;

(5)                                 the interest portion of any deferred payment obligations;

(6)                                 all other non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instrument pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(7)                                 all dividend payments on any series of Disqualified Equity Interests of the Issuer or any preferred stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any preferred stock held by the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer);

(8)                                 all interest payable with respect to discontinued operations; and

(9)                                 all interest on any Indebtedness of any other Person (other than a Restricted Subsidiary, in the case of the Issuer, or the Issuer or another Restricted Subsidiary, in the case of a Restricted Subsidiary) guaranteed by the Issuer or any Restricted Subsidiary.

“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations).

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)                                 the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

(2)                                 for the purposes of calculating the Restricted Payments Basket only (but without duplication of any pro forma effect given), except to the extent includible in the consolidated net income of the Issuer pursuant to the clause (1) of this definition, the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3)                                 for purposes of calculating the Restricted Payments Basket only, the net income of any non-guarantor Subsidiary during such period to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such non-guarantor Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

(4)                                 that portion of the net income of any Restricted Subsidiary that is not a Subsidiary Guarantor and is not a Wholly Owned Restricted Subsidiary attributable to the portion of the Equity Interests of such Restricted Subsidiary that is not owned by the Issuer or the Restricted Subsidiaries;

(5)                                 for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(6)                                 any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness or early termination of Hedging Obligations or other derivative instruments, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

(7)                                 any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period;

(8)                                 any unrealized net gain or loss resulting in such period from Hedging Obligations or other derivative instruments;

(9)                                 any non-cash impairment charge or asset write-off (other than with respect to inventory), in each case pursuant to GAAP;

(10)                          any (a) one-time non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or write-downs of goodwill; and

(11)                          all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.04(a)(3)(D) or decreased the amount of Investments outstanding pursuant to clause (21) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person and its Restricted Subsidiaries determined on a consolidated basis at the end of the most recently ended fiscal quarter immediately preceding such date for which internal financial statements are available, as determined in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

“Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Issuer and its Restricted Subsidiaries on a consolidated basis at the end of the most recently ended fiscal quarter immediately preceding such date for which internal financial statements are available, as determined in accordance with GAAP, less (1) Intangible Assets and (2) any assets securing Non-Recourse Indebtedness up to the aggregate principal amount of such Non-Recourse Indebtedness.

“Consolidated Tangible Net Worth” means, with respect to any Person as of any date, the Consolidated Net Worth of such Person and its Restricted Subsidiaries determined on a consolidated basis at the end of the most recently ended fiscal quarter immediately preceding such date for which internal financial statements are available, less (without duplication) all Intangible Assets of such Person and its Restricted Subsidiaries determined on a consolidated basis at the end of the most recently ended fiscal quarter immediately preceding such date for which internal financial statements are available.

“Corporate Trust Office” means the office at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Facilities” means one or more debt facilities, indentures or commercial paper facilities, in each case, with banks or other lenders or investors or credit providers or a trustee providing for the revolving credit loans, term loans, project loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit or issuances of debt securities, including any related notes, debentures, indentures, deeds of trust, guarantees, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are other agents, creditors, banks, lenders or group of creditors or lenders), including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation.

“Directly Related Assets” means, with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), products, rents, and profits thereof, fixtures thereon and improvements and accessions thereto.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Securities; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity

Interests that are not Disqualified Equity Interests; provided further, however, that any Equity Interests that would constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control or asset sale occurring prior to the final maturity date of the Securities shall not constitute Disqualified Equity Interests if the change in control or asset sale provisions applicable to such Equity Interests are not materially more favorable to such holders than the provisions in Sections 4.06 or 4.09 and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Securities as required pursuant to Sections 4.06 or 4.09.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Equity Offering” means public or private equity offering or sale after the Issuer Date of Qualified Equity Interests made for cash by the Issuer or any direct or indirect parent entity of the Issuer, the proceeds of which are contributed to the Issuer other than (1) public offerings registered on Form S-4 or S-8 or (2) an issuance to any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means, with respect to any asset or security, the price (after taking into account any liabilities relating to such assets) that would reasonably expected to be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof or Senior Management of the Issuer.

“Final Offering Memorandum” means the final offering memorandum, dated July 31, 2013, for the sale of the Securities by the Issuer.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect as of the Issue Date.  At any time after the Issue Date, the Issuer may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture), as in effect as of the date of such election; provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.  The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Securities.

“GP Indebtedness” means as of any date the amount of the liability of Issuer or any of its Restricted Subsidiaries in its capacity as a general partner for the Indebtedness of a partnership or Joint Venture after subtracting the Fair Market Value as of such date of the assets of such partnership or Joint Venture that secure such Indebtedness.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person:  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business (as determined in good faith by the Issuer)), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in or manage exposure to interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in or manage exposure to foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in or manage exposure to commodity prices, in each case entered into in the ordinary course of business (as determined in good faith by the Issuer) for bona fide hedging purposes and not for the purpose of speculation.

“Holder” or “Securityholder” means any registered holder, from time to time, of the Securities.

“Housing Unit” means a detached or attached home (including a townhouse, condominium or high rise unit) owned by the Issuer or a Subsidiary of the Issuer which is completed or for which there has been a start of construction.

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Issuer, whose total assets as of the last day of the then most recently ended fiscal quarter for which internal financial statements are available were less than $20.0 million determined in accordance with GAAP.

“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Issuer or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)                                 all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)                                 all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4)                                 all obligations of such Person to pay the deferred and unpaid purchase price of property or services due more than 365 days after such property is acquired or such services are completed, except trade payables and accrued expenses incurred by such Person in the ordinary course of business (as determined in good faith by the Issuer) in connection with obtaining goods, materials or services;

(5)                                 the maximum fixed redemption or repurchase price (not including, in either case, any redemption or repurchase premium) of all Disqualified Equity Interests of such Person,

(6)                                 all Capitalized Lease Obligations of such Person,

(7)                                 all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person,

(8)                                 all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that (i) Indebtedness of the Issuer or its Restricted Subsidiaries that is guaranteed by the Issuer or the Issuer’s Restricted Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis and (ii) only the liabilities relating to any such guarantee that are recorded as liabilities, or required (in accordance with GAAP) to be recorded as liabilities, on the balance sheet of such Person shall be considered Indebtedness of such Person (it being understood that any increase in liabilities recorded or required to be recorded on such Person’s balance sheet shall be deemed to be an “incurrence” of Indebtedness by such Person at the time of such increase);

(9)                                 all Attributable Indebtedness;

(10)                          to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the net termination values of such agreements or arrangements giving rise to such obligations that would be payable by such Person at such time); and

(11)                          the liquidation value of preferred stock of a Restricted Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Wholly Owned Restricted Subsidiaries).

Notwithstanding the foregoing the following shall not be considered Indebtedness :  (a) earn-outs or similar profit sharing or participation arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities, (b) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business (as determined in good faith by the Issuer), completion guarantees entered into in the ordinary course of business (as determined in good faith by the Issuer), and purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (c) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money, (d) deferred or prepaid revenues, (e) obligations in respect of district improvement bonds pertaining to roads, sewers and other infrastructure and (f) Indebtedness that has been discharged or defeased in accordance with its governing documents.

The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof in the case of any Indebtedness issued with original issue discount.  Except to the extent provided in the preceding sentence, the amount of any Indebtedness that is convertible into or exchangeable for Equity Interests of the Issuer outstanding as of any date shall be deemed to be equal to the principal and premium, if any, in respect of such Indebtedness, notwithstanding the provisions of GAAP (including Accounting Standards Codification Topic 470-20, Debt-Debt with Conversion and Other Options).  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described in this definition, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), of this definition, the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Director” means a director of the Issuer who

(1)                                 is independent with respect to the transaction at issue;

(2)                                 does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and

(3)                                 has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, compensation, payment or other benefit, of any type or form, from the Issuer or any of its Affiliates, other than customary director’s fees and indemnity and insurance arrangements for serving on the Board of Directors of the Issuer or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Issuer’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates; provided, however, that the prior rendering of service to the Issuer or an Affiliate of the Issuer shall not, by itself, disqualify the advisor.

“Intangible Assets” means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset to its Fair Market Value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“interest” means, with respect to the Securities, interest on the Securities.

“Investments” of any Person means, without duplication:

(1)                                 all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)                                 all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3)                                 all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4)                                 the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made and without giving effect to subsequent changes in value.  The amount of any Investment pursuant to clause (4) of this definition shall be the Designation Amount determined in accordance with Section 4.10.  If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors of the Issuer.  Notwithstanding the foregoing, redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

“Issue Date” means August 7, 2013, the date on which the Securities are originally issued.

“Issuer” means WCI Communities, Inc., a Delaware corporation, and its successors.

“Joint Venture” means a corporation, limited liability company, partnership or other entity engaged in a Permitted Business (other than an entity constituting a Wholly Owned Subsidiary of the Issuer) in which the Issuer or any of its Restricted Subsidiaries owns, directly or indirectly, at least 10% of the Equity Interests.

“Legal Holiday” means any date that is not a Business Day.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases). Notwithstanding for foregoing, in no event shall an operating lease or any filing with respect thereto be deemed to constitute a Lien.

“Model Home Unit” means a completed Housing Unit to be used as a model home in connection with the sale of Housing Units in a residential housing project.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Subsidiary” means any Restricted Subsidiary of the Issuer engaged primarily in the mortgage origination and lending business.  Notwithstanding anything herein to the contrary, Mortgage Subsidiaries shall not incur any Indebtedness for borrowed money other than Non-Recourse Indebtedness.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1)                                 brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2)                                 provisions for taxes paid or payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)                                 amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)                                 payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold; and

(5)                                 appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired, in whole or in part, directly or indirectly (including through the purchase of Equity Interests of the Person owning such property), with the proceeds of such Indebtedness or such Indebtedness was incurred within 365 days after the direct or indirect acquisition of such property, including through the purchase of Equity Interests of the Person owning such property, and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness.  Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the Issuer, any Subsidiary Guarantor or any other Person for (a) environmental warranties, covenants or indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, deposits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics’ liens, breach of separateness covenants, and other customary exceptions or (c) similar customary “bad-boy” guarantees.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” of any Person means any of the following of such Person:  the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Vice President, the General Counsel, the Treasurer or the Secretary.

“Officer’s Certificate” of any Person means a certificate signed by an Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuer or the Trustee.

“PAPA” means an arrangement, other than with an Affiliate of the Issuer, which may be unsecured or secured by a Lien granted in conjunction with purchase contracts for the purchase of real estate and which provides for future payments due to the sellers of such real estate at the time of the sale of such real estate (or parts thereof) and which payments may be contingent on the sale price of such real estate (or parts thereof), which arrangement may include (1) adjustments to the land purchase price, (2) profit participations, (3) community marketing fees and community enhancement fees and (4) reimbursable costs paid by the land developer.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Subsidiary Guarantor that ranks equally in right of payment with the Securities or the Security Guarantee of such Subsidiary Guarantor, as applicable (without giving effect to collateral arrangements).

“Permitted Business” means (i) any businesses engaged in by the Issuer and its Subsidiaries on the Issue Date, (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses described in clause (i) of this definition, (iii) any business in the homebuilding, real estate development or community planning industries and (iv) commercial real estate development, brokerage and the sale or rental of homes and other real estate and related real estate activities, including, without limitation, the provision of mortgage financing, title insurance or homeowners’ insurance.

“Permitted Holders” means (i) the Sponsors, (ii) any Person or any of the Persons who were a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) whose ownership of assets or Voting Stock has triggered a Change of Control in respect of which a Change of Control Offer has been made and all Securities that were tendered therein have been accepted and paid, (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing beneficially own, without giving effect to the existence of such group or any other group, more than 50.0% of the total voting power of the aggregate Voting Stock of the Issuer held directly or indirectly by such group and (iv) any members of a group described in clause (iii) for so long as such Person is a member of such group.

“Permitted Investment” means:

(1)                                 Investments by the Issuer or any Restricted Subsidiary in (a) the Issuer or any Restricted Subsidiary or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge, consolidate or liquidate into the Issuer or a Restricted Subsidiary;

(2)                                 Investments acquired after the date of this Indenture as a result of the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries, or all or substantially all of the assets of another Person, in each case, in a transaction that is not prohibited by Section 5.01 after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(3)                                 loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes not in excess of $2.0 million (without giving effect to the forgiveness of any such loan) at any one time outstanding;

(4)                                 Hedging Obligations incurred pursuant to Section 4.03(b)(4);

(5)                                 cash or Cash Equivalents;

(6)                                 receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business (as determined in good faith by the Issuer) and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)                                 Investments received pursuant to any plan of reorganization or similar arrangement, including foreclosure, perfection or enforcement of any Lien, upon the bankruptcy or insolvency of such trade creditors or customers;

(8)                                 Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.06;

(9)                                 prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation, performance and other similar deposits in the ordinary course of business (as determined in good faith by the Issuer);

(10)                          Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests;

(11)                          stock, obligations or securities received in settlement of debts created in the ordinary course of business (as determined in good faith by the Issuer) and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(12)                          Investments in existence on the Issue Date (including pursuant to a binding commitment existing on the Issue Date) and any extension, modification or renewal of such Investments or any Investments made with the proceeds of any disposition of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the appreciation, accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(13)                          Security Guarantees permitted by the terms of this Indenture;

(14)                          repurchases of the Securities and the Security Guarantees;

(15)                          obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business (as determined in good faith by the Issuer) of a homebuilder;

(16)                          guarantee obligations, including completion guarantee or indemnification obligations (other than for the payment of borrowed money), entered into in the ordinary course of business (as determined in good faith by the Issuer) and incurred for the benefit of any adjoining landowner, lender, seller of real property or municipal government authority (or enterprises thereof) in connection with the acquisition, construction, subdivision, entitlement and development of real property;

(17)                          Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture arrangements and similar binding arrangements in the ordinary course of business (as determined in good faith by the Issuer);

(18)                          extensions of trade credit and credit in connection with the sale of lots and housing units, asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business (as determined in good faith by the Issuer);

(19)                          advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance and completion guarantees, in each case in the ordinary course of business;

(20)                          Investments by the Issuer or any Restricted Subsidiary in Joint Ventures engaged in a Permitted Business that do not exceed an amount since the Issue Date equal to the greater of (a) $15.0 million and (b) 3.0% of Consolidated Tangible Assets determined at the time of such Investment (the “Aggregate Permitted Joint Venture Investment Amount”) (with each Investment being valued as of the date made and without regard to subsequent changes in value) as such Aggregate Permitted Joint Venture Investment Amount shall be permanently reduced by the amount of any distribution made under Section 4.04(b)(14);

(21)                          the Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with the fourth paragraph of Section 4.10; and

(22)                          other Investments in an aggregate amount not to exceed the greater of (a) $35.0 million and (b) 7.0% of Consolidated Tangible Assets determined at the time of such Investment (with each Investment being valued as of the date made and without regard to subsequent changes in value).

The amount of Investments outstanding at any time pursuant to clauses (20) and (22) of this definition shall be deemed to be reduced:  (a) upon the disposition or repayment of or return on any Investment made pursuant to clauses (20) and (22) of this definition, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes (for the avoidance of doubt, distributions made pursuant to Section 4.04(b)(14) shall not be an Investment made pursuant to clause (20) of this definition but shall permanently reduce the Aggregate Permitted Joint Venture Investment Amount permitted to be made under clause (20) of this definition) and (b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (22) of this definition.

“Permitted Liens” means the following types of Liens:

(1)                                 either:

(a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business (as determined in good faith by the Issuer); or

(b) Liens for taxes, assessments or governmental or quasi-governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(2)                                 Liens incurred or deposits made in the ordinary course of business (as determined in good faith by the Issuer) in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, development obligations, progress payments, utility services, developer’s or other obligations to make on-site or off-site improvements and other similar obligations (exclusive of obligations for the payment of borrowed money);

(3)                                 Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; provided, however, that such bankers’ acceptances do not constitute Indebtedness;

(4)                                 Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;

(5)                                 Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(6)                                 bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business (as determined in good faith by the Issuer) in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(7)                                 leases or subleases, licenses or sublicenses, (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business (as determined in good faith by the Issuer) of the Issuer or any Restricted Subsidiary;

(8)                                 Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(9)                                 Liens securing all of the Securities and Liens securing any Security Guarantee;

(10)                          Liens in favor of the Trustee under and as permitted by this Indenture and similar Liens in favor of other trustees, agents and representatives;

(11)                          Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(12)                          Liens in favor of the Issuer or any Restricted Subsidiary;

(13)                          Liens securing Permitted Indebtedness incurred pursuant to and outstanding under Section 4.03(b)(1);

(14)                          Liens securing Permitted Indebtedness incurred pursuant to and outstanding under Section 4.03(b)(13);

(15)                          Liens securing Non-Recourse Indebtedness of the Issuer, any Restricted Subsidiary permitted to be incurred under this Indenture; provided, that such Liens apply only to (a) the property whose acquisition (direct or indirect, including through the purchase of Equity Interests of the Person owning such property) was financed, in whole or in part, out of the net proceeds of such Non-Recourse Indebtedness within 180 days after the incurrence of such Non-Recourse Indebtedness and (b) Directly Related Assets;

(16)                          Liens securing Purchase Money Indebtedness permitted to be incurred under this Indenture; provided that such Liens apply only to (a) the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 180 days after the incurrence of such Purchase Money Indebtedness and (b) Directly Related Assets;

(17)                          Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than Directly Related Assets); provided, further that such Liens were not incurred in connection with or in contemplation or anticipation of the acquisition of such Person by the Issuer or any Restricted Subsidiaries;

(18)                          Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(19)                          Liens to secure Attributable Indebtedness permitted to be incurred under this Indenture; provided that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than (a) the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred and (b) Directly Related Assets;

(20)                          Liens securing Indebtedness of Issuer or its Restricted Subsidiaries in respect of Indebtedness of a Joint Venture permitted to be incurred under this Indenture; provided that, with respect to such Indebtedness, such Liens do not extend to assets of Issuer or its Restricted Subsidiaries other than (x) assets of the Joint Venture or (y) the Equity Interests held by Issuer or a Restricted Subsidiary in such Joint Venture to the extent that such Liens secure Indebtedness in respect of such Joint Venture owing to lenders who have also been granted Liens on assets of such Joint Venture to secure Indebtedness of such Joint Venture;

(21)                          Liens to secure Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided that in each case such Liens do not extend to any additional assets (other than Directly Related Assets);

(22)                          attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(23)                          easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district and other similar charges or encumbrances not materially interfering with the ordinary course of business (as determined in good faith by the Issuer) of the Issuer and its Subsidiaries;

(24)                          zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business (as determined in good faith by the Issuer) of the Issuer and its Subsidiaries or the value of such real property for the purpose of such business;

(25)                          Liens on Equity Interests of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(26)                          any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under this Indenture;

(27)                          Liens for homeowner, condominium,  property owner and similar association fees and assessments and other payments;

(28)                          Licenses of intellectual property granted in the ordinary course of business (as determined in good faith by the Issuer) and not interfering in any material respect with the ordinary conduct of business of the Issuer or any Restricted Subsidiary;

(29)                          pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder (as determined in good faith by the Issuer);

(30)                          (i) Liens, encumbrances or other restrictions not securing Indebtedness contained in any joint venture agreement or similar agreement entered into by the Issuer or any Restricted Subsidiary with respect to the Equity Interests issued by the relevant joint venture or the assets of such joint venture or (ii) any Liens, encumbrances or restrictions imposed under any contract for the sale by the Issuer or any Subsidiary of the Issuer of the Equity Interests of any Subsidiary of the Issuer, or any business unit or division of the Issuer or any Restricted Subsidiary permitted by the Indenture; provided that in each case such Liens shall extend only to the relevant Equity Interests;

(31)                          Liens securing Hedging Obligations that are incurred in the ordinary course of business (as determined in good faith by the Issuer) and not for speculative purposes;

(32)                          assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of property leased by the Issuer or any Restricted Subsidiary, in each case with respect to the property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease;

(33)                          Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business (as determined in good faith by the Issuer);

(34)                          Liens incurred in the ordinary course of business (as determined in good faith by the Issuer) as security for the obligations of the Issuer and its Restricted Subsidiaries with respect to indemnification in respect of title insurance providers;

(35)                          Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(36)                          Liens to secure Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors permitted pursuant to Section 4.03;  provided that such Liens may not extend to any property or assets of the Issuer or any Subsidiary Guarantor other than the Equity Interests of such Restricted Subsidiaries that are not Subsidiary Guarantors;

(37)                          Liens on Model Home Units and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom;

(38)                          Liens securing obligations of the Issuer or any Restricted Subsidiary to any third party in connection with PAPAs, any option, repurchase right or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Issuer or any Restricted Subsidiary and joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) of the Issuer or any Restricted Subsidiary and property belonging to such third parties, in each case entered into in the ordinary course of business; provided that such Liens do not at any time encumber any property, other than the property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) financed by such Indebtedness and the proceeds and products thereof; and

(39)                          Liens securing Indebtedness; provided that the principal amount of such Indebtedness secured by Liens pursuant to this clause (39) does not exceed the greater of (a) $15.0 million and (b) 3.0% of Consolidated Tangible Assets at the time of incurrence.

The Issuer may classify (or later reclassify) any Lien in one or more of the above categories (including in part in one category and in part in another category).  For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise):  (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person

“principal” means, with respect to the Securities, the principal of, and premium, if any, on the Securities.

“Pro Forma Cost Savings” means the amount of cost savings, operating expense reductions, restructuring charges and expenses and synergies that (A) would properly be reflected in a pro forma income statement prepared in accordance with Regulation S-X under the Securities Act, (B) are expected to be realized as a result of actions that were actually implemented prior to the calculation of Consolidated Cash Flow Available for Fixed Charges in connection with or as a result of any acquisition, Investment, disposition, restructuring or the implementation of an initiative and that are supportable and quantifiable by the underlying accounting records or (C) are expected to be realized within 12 months of the date of the calculation of Consolidated Cash Flow Available for Fixed Charges as a result of actions taken or expected to be taken in connection with or as a result of any acquisition, Investment, disposition, restructuring or the implementation of an initiative, as applicable (in each case, calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, restructuring charges and expenses and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that (1) in the case of clauses (B) and (C), such actions are to be taken within 12 months after the consummation of the acquisition, Investment, disposition, restructuring or the implementation of an initiative, as applicable, (2) no cost savings, operating expense reductions, restructuring charges and expenses or synergies shall be included to the extent duplicative of any expenses or charges otherwise added to Consolidated Cash Flow Available for Fixed Charges, whether through a pro forma adjustment or otherwise, for such period and (3) the aggregate amount of cost savings, operating expense reductions, restructuring charges and expenses and synergies added pursuant to clauses (B) and (C) in any period of four consecutive fiscal quarters shall not exceed 10.0% of Consolidated Cash Flow Available for Fixed Charges (prior to giving effect to clauses (B) and (C)) in the aggregate for any period of four consecutive fiscal quarters. Pro Forma Cost Savings described in clauses (B) and (C) above shall be established by a certificate delivered to the Trustee from Senior Management of the Issuer that outlines the specific actions taken or to be taken and the net cost savings, operating expense reductions, restructuring charges and expenses or synergies achieved or to be achieved from each such action and that states such savings have been prepared in good faith and determined in such person’s reasonable judgment to be probable based on information then available.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets, provided that individual financings of one lender may be cross collateralized to other financings of assets provided by such lender and (3) such Indebtedness shall be incurred within 180 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are substantially concurrently used to refund, replace, renew, extend, redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount (or if issued with original issue discount, an issue price) not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus, in each case, the amount of any premium paid (including tender, prepayment or redemption premiums or penalties), accrued and unpaid interest and the amount of fees, commissions and expenses incurred by the Issuer or any Restricted Subsidiary in connection with such repayment or amendment) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

(1)           if the Refinanced Indebtedness was subordinated in right of payment to the Securities or the Security Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly subordinated in right of payment to (in the case of Refinanced Indebtedness that was subordinated in right of payment to) the Securities or the Security Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(2)           the Refinancing Indebtedness is scheduled to mature no earlier than the earlier of (a) the Refinanced Indebtedness being exchanged, redeemed, refunded, replaced, renewed, refinanced, extended, repaid or amended or (b) the Stated Maturity of the Securities;

(3)           the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Stated Maturity of the Securities has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Securities; and

(4)           the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Issuer, the Subsidiary Guarantors and the other parties named on the signature pages thereof, and as such agreement may be amended, modified or further supplemented from time to time, and, with respect to any Additional Securities, one or more registration rights agreements among the Issuer, the Subsidiary Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Securities to register such Additional Securities under the Securities Act.

“Restricted Payment” means any of the following:

(1)           the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Issuer, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2)           the redemption, purchase, retirement, defeasance or other acquisition for value of any Equity Interests of the Issuer, any direct or indirect parent of the Issuer, or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Issuer, but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3)           any Investment other than a Permitted Investment; or

(4)           any payment on or with respect to, or purchase, repurchase, defeasance, redemption or other acquisition or retirement for value of, any Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (i) (A) the payment of interest in respect of Subordinated Indebtedness or (B) the payment of principal at the Stated Maturity thereof or (ii) the purchase, repurchase, defeasance, redemption or other acquisition or retirement of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at Stated Maturity, in each case due within one year of the date of purchase, repurchase, defeasance, redemption or other acquisition or retirement.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Guarantee” means the guarantee of the Securities by each Subsidiary Guarantor, executed pursuant to the provisions of this Indenture.

“Senior Management” means the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer of the Issuer.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(7), (8) or (9) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition

“Sponsors” means Monarch Alternative Capital LP, Stonehill Institutional Partners, L.P. and their respective managed funds and Affiliates (but excluding any of their respective portfolio companies).

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Qualified Equity Interests (or cash or a combination of cash and Qualified Equity Interests based on the value of the Qualified Equity Interests) of the Issuer, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Subsidiary Guarantor that is subordinated in right of payment to the Securities or the Security Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the sole managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantor” means each Wholly Owned Restricted Subsidiary of the Issuer on the Issue Date, and each other Person that is required to become a Subsidiary Guarantor by the terms of this Indenture, in each case, until such Person is released from its Security Guarantee.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such Securities are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to August 15, 2016; provided, however, that if the period from such date to August 15, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Issuer.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.10 and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at Stated Maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, 100% of the outstanding Equity Interests or other ownership interest of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.            Other Definitions.

Term	Defined in Section

“Acceptable Commitment”	4.06(b)

“Affiliate Transaction”	4.07(a)

“Asset Sale Offer”	4.06(c)

“Bankruptcy Law”	6.01

“Change of Control Offer”	4.09(b)

“covenant defeasance option”	8.01(b)

“Custodian”	6.01

“Designation”	4.10

“Designation Amount”	4.10

“Event of Default”	6.01

“Excess Proceeds”	4.06(c)

“Guaranteed Obligations”	10.01

“Increased Amount”	4.11

“legal defeasance option”	8.01(b)

“Mortgage Subsidiary”	4.03(b)(13)

“Paying Agent”	2.03

“Permitted Indebtedness”	4.03(b)

“Ratio Exception”	4.03(a)

“Redesignation”	4.10

“Registrar”	2.03

“Restricted Payments Basket”	4.04(a)(3)

“Successor”	5.01(a)(1)

“Triggering Lien”	4.11

SECTION 1.03.            Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Security Guarantees;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities and the Security Guarantees means the Issuer and each Subsidiary Guarantor, respectively, and any other obligor on the Securities and the Security Guarantees, respectively.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04.            Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           “including” means including without limitation;

(5)           words in the singular include the plural and words in the plural include the singular;

(6)           Indebtedness shall not be considered subordinate in right of payment to any other Indebtedness solely by virtue of being unsecured, secured with a subset of the collateral securing such other Indebtedness or with different collateral, secured to a lesser extent or secured with lower priority, by virtue of structural subordination, by virtue of maturity date, order of payment or order of application of funds, or by virtue of not being guaranteed by all guarantors of such other Indebtedness, and any subordination in right of payment must be pursuant to a written agreement or instrument;

(7)           the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(8)           the principal amount of any preferred stock shall be (A) the maximum liquidation value of such preferred stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock whichever is greater; and

(9)           all references to the date the Securities were originally issued shall refer to the Issue Date.

Article 2

THE SECURITIES

SECTION 2.01.            Form and Dating.  Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture.  The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture.  The Exchange Securities, the Private Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer).  Each Security shall be dated the date of its authentication.  The terms of the Securities set forth in the Appendix and Exhibits A and B are part of the terms of this Indenture.

SECTION 2.02.            Execution and Authentication.  One Officer shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Issuer shall issue and the Trustee shall authenticate and deliver $200,000,000 of 6.875% Senior Notes Due 2021 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified by the Issuer in such order, in each case upon a written order of the Issuer signed by an Officer of the Issuer.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with the Indenture, including Section 4.03.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03.            Registrar and Paying Agent.  The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Issuer may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any Wholly Owned Restricted Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04.            Paying Agent To Hold Money in Trust.  Prior to 10:00 a.m., New York City time, on each due date of the principal and interest on any Security, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuer in making any such payment.  If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Trustee and the Holders.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.  Upon any Event of Default specified in Section 6.01(7) or (8), the Trustee shall serve as the Paying Agent for the Securities.

SECTION 2.05.            Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06.            Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer.  When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements therefor are met.  When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.  Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Security selected for redemption, (2) to register the transfer of or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or (3) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

SECTION 2.07.            Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced.  The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional Obligation of the Issuer.

SECTION 2.08.            Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those replaced pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding.  A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the New York Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.            Temporary Securities.  Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities.  Such temporary Securities may be Global Securities.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10.            Cancellation.  The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Trustee, the Exchange Act and any other applicable law or regulation) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Issuer upon the Issuer’s written request.  The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11.            Defaulted Interest.  If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Issuer may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date.  The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly send to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.            CUSIP Numbers, ISINs, etc.  The Issuer in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer shall advise the Trustee promptly in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13.            Issuance of Additional Securities.  After the Issue Date, the Issuer shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture in an unlimited principal amount, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price.  All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Issuer shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, which shall be delivered to the Trustee, the following information:

(1)           the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Issuer is relying on to issue such Additional Securities;

(2)           the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that a separate CUSIP number will be issued for any Additional Securities unless the Securities and the Additional Securities are fungible for U.S. federal income tax purposes, subject to the procedures of the Depository; and

(3)           whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit B to the Appendix.

Article 3

REDEMPTION

SECTION 3.01.            Notices to Trustee.  If the Issuer elects to redeem Securities pursuant to Section 3.07 and paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Issuer shall give each notice to the Trustee provided for in this Section at least 30 days but not more than 60 days before the redemption date unless the Trustee consents in writing to a shorter period.  Any such notice may be canceled at any time prior to a notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.02.            Selection of Securities to Be Redeemed.  If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, as so notified by the Issuer; or if the Securities are not then listed on a national security exchange, only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless that method is otherwise prohibited.  The Trustee shall make the selection from outstanding Securities not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000.  Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or any greater integral multiple of $1,000 thereof.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03.            Notice of Redemption.  At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuer shall mail a notice of redemption by first-class mail, or in the case of Global Securities, deliver electronically in accordance with the procedures of the Depository, to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture.  Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of this Indenture.

The notice shall identify the Securities to be redeemed and shall state:

(1)           the redemption date;

(2)           the redemption price;

(3)           the name and address of the Paying Agent;

(4)           that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)           if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)           that, unless the Issuer defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)           the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(8)           that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities; and

(9)           if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense.  In such event, the Issuer shall provide the Trustee with an Officer’s Certificate containing the information required by this Section 3.03 at least five (5) Business Days prior to the date on which the Issuer instructs the Trustee to send the notice.

SECTION 3.04.            Effect of Notice of Redemption.  Once notice of redemption is given, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice; provided, however, that any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction, including without limitation a financing or a Change of Control.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.            Deposit of Redemption Price.  Prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuer to the Trustee for cancellation.  On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed. The Paying Agent will promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of and accrued interest on all Securities to be redeemed.

SECTION 3.06.            Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.            Optional Redemption.

(a)           Except as set forth below, the Issuer shall not be entitled to redeem the Securities.

(b)           On and after August 15, 2016, the Issuer shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

Period	Redemption Price
2016	105.156%

2017	103.438%

2018	101.719%

2019 and thereafter	100.000%

(c)           In addition, at any time prior to August 15, 2016, the Issuer shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 106.875%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with an amount not to exceed the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (with Securities held, directly or indirectly, by the Issuer or its Affiliates being deemed to be not outstanding for purposes of such calculation); and (2) notice of such redemption has been given within 90 days after the date of the related Equity Offering.

(d)           Prior to August 15, 2016, the Issuer shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(e)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.            Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

SECTION 3.09.            Offer to Purchase by Application of Excess Proceeds.

(a)           In the event that, pursuant to Section 4.06 hereof the Issuer is required to commence an Asset Sale Offer, it will follow the procedures specified in this Section 3.09.

(b)           The Asset Sale Offer shall be made to all Holders.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Securities and, if applicable, such Pari Passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Securities and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Securities so purchased will be made in the same manner as interest payments are made.

(c)           If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no further interest will be payable on such interest payment date to Holders who tender Securities pursuant to the Asset Sale Offer.

(d)           Upon the commencement of an Asset Sale Offer, the Issuer will send, by first-class mail, postage prepaid, or electronically in the case of Global Securities in accordance with the procedures of the Depository, a notice to the Trustee and each of the Holders.  The notice will contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(i)            the CUSIP number;

(ii)           that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.06 hereof and the length of time the Asset Sale Offer will remain open;

(iii)          the Offer Amount, the purchase price and the Purchase Date;

(iv)          that any Security not tendered or accepted for payment will continue to accrue interest;

(v)           that, unless the Issuer defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date;

(vi)          that Holders electing to have a Security purchased pursuant to an Asset Sale Offer may elect to have Securities purchased in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(vii)         that Holders electing to have Securities purchased pursuant to any Asset Sale Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” attached to the Securities completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(viii)        that Holders will be entitled to withdraw their election if the Issuer, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, an electronic mail, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(ix)          that, if the aggregate principal amount of Securities and other Pari Passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuer will select the Securities and other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Securities and such other Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof, will remain outstanding after purchase); and

(x)           that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

(e)           On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and will deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officer’s Certificate stating that such Securities or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09.  The Issuer, the depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Security, and the Trustee, upon written request from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered.  Any Security not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer will publicly announce the results of the Asset Sale Offer on the Purchase Date.

(f)            Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Article 4

COVENANTS

SECTION 4.01.            Payment of Securities.  The Issuer shall promptly pay the principal of and interest, including any Additional Interest, on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal and interest shall be considered paid on the date due if prior to such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

In the event that the Issuer is required to pay Additional Interest, the Issuer shall provide to the Trustee and Paying Agent written notice of such requirement at least ten (10) Business Days prior to the applicable interest payment date, which notice shall include the amount of Additional Interest to be paid on any such interest payment date.  Neither the Trustee nor Paying Agent shall have any obligation to calculate or verify the Issuer’s calculations of Additional Interest.

SECTION 4.02.            Reports to Holders.  Whether or not required by the SEC, the Issuer shall furnish to the Holders of Securities, within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC and the additional time period provided by Rule 13a-13 of the Exchange Act for the Issuer’s first quarterly report):  (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, an audit report on the annual financial statements by the Issuer’s certified independent accountants and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports; provided that, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are publicly available on the SEC’s EDGAR system (or a successor thereto) within the applicable time periods specified above.

In addition, whether or not required by the SEC, the Issuer shall file a copy of all of the information and reports referred to in clauses (1) and (2) of this Section 4.02 with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.

At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of the Issuer and its Subsidiaries’ Consolidated Tangible Assets as of the last date of the fiscal quarter for which financial statements are required to be delivered pursuant to clause (1) of this Section 4.02, the quarterly and annual financial information required by clause (1) of this Section 4.02 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

In addition, for so long as any Securities remain outstanding, if at any time the Issuer is not required to file with the SEC the reports required by the preceding paragraphs, it shall furnish to the Holders of the Securities and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Issuer will also deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that, to the signing Officer’s knowledge, no Default has occurred under this Indenture, or, if a Default has occurred, what action the Issuer and/or Subsidiary Guarantors are taking or propose to take with respect thereto.

SECTION 4.03.            Limitations on Additional Indebtedness.  (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that, the Issuer or any Subsidiary Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if after giving effect thereto, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be no more than 2.25 to 1.00 (either (a) or (b), the “Ratio Exception”).

(b)           Notwithstanding Section 4.03(a), each of the following shall be permitted (the “Permitted Indebtedness”):

(1)           the incurrence by the Issuer or any Subsidiary Guarantor (and the guarantee thereof by the Issuer or any such Subsidiary Guarantor) of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this Section 4.03(b)(1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $125.0 million and (b) 25.0% of Consolidated Tangible Assets at the time of incurrence;

(2)           the Securities and the Security Guarantees issued on the Issue Date and the Exchange Securities and Securities Guarantees issued in exchange therefor;

(3)           Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding or committed on the Issue Date (other than Indebtedness referred to in Section 4.03(b)(1) and (2));

(4)           Indebtedness of the Issuer and the Restricted Subsidiaries under Hedging Obligations incurred in the ordinary course of business (as determined in good faith by the Issuer) and not for speculative purposes;

(5)           Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Issuer owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Issuer’s obligations under this Indenture and the Securities and (b) upon such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this Section 4.03(b)(5);

(6)           Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, letters of credit, performance bonds, completion bonds, bid bonds, surety bonds, appeal bonds, performance, completion and compliance guarantees or other similar obligations incurred by the Issuer or any Restricted Subsidiary in the ordinary course of business (as determined in good faith by the Issuer);

(7)           Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, in an aggregate amount not to exceed at any time outstanding the greater of (a) $10.0 million and (b) 2.0% of Consolidated Tangible Assets at the time of incurrence;

(8)           Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property and Directly Related Assets;

(9)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business (as determined in good faith by the Issuer); provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(10)         Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business (as determined in good faith by the Issuer);

(11)         Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception, Sections 4.03(b)(1)(b) (provided that such Indebtedness continues to be incurred under such Section 4.03(b)(1)(b)), (2), (3), (7), (11), (19), (22) or (23);

(12)         the guarantee by the Issuer or any Restricted Subsidiary of Indebtedness (other than Indebtedness incurred pursuant to Sections 4.03(b)(8), (13) (other than a Mortgage Subsidiary) or (23) or, in the case of the guarantee by a Restricted Subsidiary that is not a Subsidiary Guarantor, pursuant to the Ratio Exception) of the Issuer or any Restricted Subsidiary to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.03;

(13)         Non-Recourse Indebtedness of any Mortgage Subsidiary under warehouse lines of credit and repurchase agreements, and Non-Recourse Indebtedness secured by mortgage loans and related assets of such Mortgage Subsidiary, in each case incurred in the ordinary course of such business;

(14)         the incurrence of Indebtedness by the Issuer or any Restricted Subsidiary in respect of Obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such Obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligation) in the ordinary course of business (as determined in good faith by the Issuer) and not in connection with the borrowing of money or any Hedging Obligations;

(15)         Indebtedness of the Issuer or any Restricted Subsidiary consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business (as determined in good faith by the Issuer);

(16)         the incurrence of Indebtedness by the Issuer or a Restricted Subsidiary deemed to exist pursuant to the terms of a joint venture agreement as a result of the failure of the Issuer or any Restricted Subsidiary to make a required capital contribution therein; provided that the only recourse on such Indebtedness is limited to the Issuer’s or such Restricted Subsidiary’s equity interests in the related joint venture

(17)         Obligations of the Issuer or any Restricted Subsidiary under an agreement with any governmental authority, adjoining (or common master plan) landowner or seller of real property, in each case entered into in the ordinary course of business (as determined in good faith by the Issuer) in connection with the acquisition of real property, to entitle, develop or construct infrastructure thereupon;

(18)         the incurrence of Obligations by the Issuer and its Restricted Subsidiaries for the pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business (as determined in good faith by the Issuer);

(19)         (x) Indebtedness of the Issuer or any Subsidiary Guarantor incurred to finance an acquisition or merger or (y) Acquired Indebtedness of the Issuer or any Restricted Subsidiary; provided, however, that in either case, after giving effect to the transactions that result in the incurrence or issuance thereof, on a pro forma basis, either (a) the Issuer would have been able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a), (b) the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries is greater than such ratio immediately prior to such acquisition or merger, or (c) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of the Issuer and its Restricted Subsidiaries is less than such ratio immediately prior to such acquisition or merger;

(20)         the incurrence of Indebtedness by the Issuer or a Restricted Subsidiary in respect of a PAPA;

(21)         Indebtedness incurred in connection with a sale/leaseback of any Model Home Unit;

(22)         Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed the greater of (a) $15.0 million and (b) 3.0% of Consolidated Tangible Assets at the time of incurrence; and

(23)         (x) Guarantees by the Issuer or any of its Restricted Subsidiaries in respect of Indebtedness incurred by Joint Ventures, (y) Indebtedness of a Restricted Subsidiary that is a Joint Venture, and (z) GP Indebtedness of the Issuer or its Restricted Subsidiaries in respect of Joint Ventures, in an aggregate amount at any time outstanding under this clause (23) not to exceed the greater of (a) $15.0 million and (b) 3.0% of Consolidated Tangible Assets at the time of incurrence.

The Issuer will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Securities and the applicable Security Guarantee at least to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

(c)           For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in Section 4.03(b)(1) through (23) or is entitled to be incurred pursuant to the Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Permitted Indebtedness on the date of incurrence and may later reclassify such item of Indebtedness in any manner that complies with this Section 4.03 and will be entitled to divide the amount and type of such Indebtedness among more than one of such clauses under Sections 4.03(a) and (b).  Notwithstanding the foregoing, Indebtedness under any Credit Facility outstanding on the date on which the Securities are first issued and authenticated under the Indenture will be deemed to have been incurred on such date in reliance on the exception provided by Section 4.03 (b)(1).  Except as provided in Section 4.03(b)(2), Security Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included.

(d)           In the event that the Issuer or a Restricted Subsidiary enters into or increases commitments under a revolving credit facility for which it elects to incur the Indebtedness under such revolving credit facility under Sections 4.03(b)(1)(b), (22) or (23), the amount of Consolidated Tangible Assets will be determined on the date such revolving credit facility is entered into or on the date of such increase in commitments (assuming that the full amount thereof has been borrowed as of such date), and, if such test is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder will be permitted irrespective of the amount of Consolidated Tangible Assets at the time of any borrowing or reborrowing (and such committed amount will be deemed to be outstanding for purposes of any subsequent calculation of the amount of Indebtedness permitted to be incurred under such clause).

(e)           Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness, the reclassification of any obligation, including preferred stock, as Indebtedness due to a change in accounting principles and the payment of dividends in the form of additional shares of preferred stock or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Equity Interests for purposes of this Section 4.03.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred.  Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(f)            The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)           the Fair Market Value of such assets at the date of determination; and

(b)           the amount of the Indebtedness of the other Person.

SECTION 4.04.            Limitations on Restricted Payments.  (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1)           a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)           immediately after giving effect to such transaction on a pro forma basis, the Issuer could not incur $1.00 of additional Indebtedness pursuant to Section 4.03(a); or

(3)           the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to Section 4.04(b) (2) through (7) and (9) through (15)), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(A)          50% of Consolidated Net Income for the period (taken as one accounting period) from the first day of the fiscal quarter in which Issue Date occurs to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(B)          100% of the aggregate net cash proceeds or the Fair Market Value (as determined by the Board of Directors of the Issuer) of any assets to be used in a Permitted Business received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date (provided that such amount will not include any net cash proceeds from sales of Equity Interests to the extent utilized for any Restricted Payment pursuant to Section 4.04(b)(4)(a), plus

(C)          the aggregate amount by which Indebtedness of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) of Indebtedness issued subsequent to the Issue Date into Qualified Equity Interests (less the amount of any cash or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

(D)          in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(E)           upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this Section 4.04(a)(3) and were not previously repaid or otherwise reduced, plus

(F)           100% of the principal amount of, or, if issued at a discount, the accreted value of, any guarantee by the Issuer or any Restricted Subsidiary incurred after the Issue Date that is subsequently released (other than due to a payment on such guarantee), but only to the extent that such guarantee was treated as a Restricted Payment pursuant to this paragraph (a) when made.

(b)           The provisions of Section 4.04(a) shall not prohibit:

(1)           the payment by the Issuer or any Restricted Subsidiary of any dividend or similar distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

(2)           the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (other than to the Issuer or any of its Subsidiaries);

(3)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.03 and the other terms of this Indenture;

(4)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests of the Issuer held by any future, present or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Issuer (or a direct or indirect parent thereof) or any Restricted Subsidiary, and any dividend payment or other distribution by the Issuer or a Restricted Subsidiary to a direct or indirect parent of the Issuer to the extent utilized for the repurchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of such direct or indirect parent held by such future, present or former officer, director or employee (or their transferees, estates or beneficiaries under their estates), in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or benefit plan of any kind; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to subsequent calendar years so long as the cash consideration applied to the repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests pursuant to this clause (4) shall in no event exceed $10.0 million in any calendar year); provided further that such amount in any fiscal year may be increased by an amount not to exceed:

(a)           the net cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Equity Interests) of the Issuer (or a direct or indirect parent thereof to the extent contributed to the Issuer) to officers, directors or employees of the Issuer or any Restricted Subsidiary of the Issuer (or any other direct or indirect parent of the Issuer) that occurs after the Issue Date; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not increase the amount available for Restricted Payments pursuant to subsection (a)(3) of this Section 4.04; plus

(b)           the cash proceeds of key man life insurance policies received by the Issuer (or a direct or indirect parent thereof to the extent contributed to the Issuer) or any Restricted Subsidiary after the Issue Date to the extent actually used to repurchase, redeem, defease or otherwise acquire or retire the Equity Interests held by such key man; less

(c)          the amount of any Restricted Payments previously made pursuant to subsections (a) and (b) of this Section 4.04(b)(4);

and provided further that cancellation of Indebtedness owing to the Issuer or any of its Restricted Subsidiaries from officers, directors, employees or consultants (or any permitted transferees thereof) of the Issuer or any Restricted Subsidiary (or a direct or indirect parent thereof) in connection with a repurchase of Equity Interests of the Issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)           the redemption of the 2017 Notes on the Issue Date as described in the Final Offering Memorandum under the heading “Use of Proceeds”;

(6)           repurchases of Equity Interests deemed to occur upon the exercise of stock options or stock appreciation rights if the Equity Interests represent a portion of the exercise price thereof;

(7)           the repurchase of Equity Interests upon vesting of restricted stock restricted stock units, performance share units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto;

(8)           the payment of dividends on the Issuer’s Qualified Equity Interests (other than preferred stock) (or the payment of any dividend to any parent of the Issuer to fund the payment by such parent of a dividend on such entity’s Qualified Equity Interests (other than preferred stock)) of up to 6% per annum of the net proceeds received by the Issuer from any public equity offering of such Qualified Equity Interests of the Issuer or contributed to the Issuer as common equity capital by any parent from any public equity offering of such Qualified Equity Interests of any direct or indirect parent of the Issuer (excluding public offerings of Qualified Equity Interests registered on Form S-8);

(9)           the distribution, as a dividend or otherwise, of Equity Interests of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, an Unrestricted Subsidiary (other than an Unrestricted Subsidiary the primary assets of which are cash and/or Cash Equivalents);

(10)         any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Equity Interests of the Issuer or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Equity Interests of the Issuer or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Equity Interests is permitted to be incurred pursuant to Section 4.03 and constitutes Refinancing Indebtedness;

(11)         cash payments in lieu of the issuance of fractional shares of the Issuer’s Equity Interests upon the exercise, conversion or exchange of any stock options, warrants, other rights to purchase Equity Interests or other convertible or exchangeable securities or any other transaction otherwise permitted by this covenant;

(12)         the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Equity Interests of the Issuer or any preferred stock of any Restricted Subsidiary of the Issuer issued on or after the date of the Indenture in accordance with the Ratio Exception described in Section 4.03(a);

(13)         the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of

Control in accordance with Section 4.09 or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with Section 4.06; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the Securities and have completed the repurchase or redemption of all Securities validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

(14)         distributions for the purpose of making an Investment in a Joint Venture that, if such Investment were made by the Issuer, would be permitted to be made as a Permitted Investment under clause (20) of the definition of “Permitted Investment”; provided that, any such distributions made pursuant to this Section 4.04(b)(14) shall correspondingly permanently reduce the amounts available for investment under clause (20) of the definition of “Permitted Investment”;

(15)         payments on intercompany Indebtedness, the incurrence of which was permitted pursuant to Section 4.03; provided, however, that no Default or Event of Default has occurred and is continuing or would otherwise result therefrom; or

(16)         Restricted Payments in an aggregate amount, when taken together with all Restricted Payments made pursuant to this Section 4.04(b)(16) and then outstanding, does not exceed $15.0 million;

provided that no issuance and sale of Qualified Equity Interests pursuant to Sections 4.04(b)(2) or (3) shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or a Restricted Subsidiary of the Issuer, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities (other than cash or Cash Equivalents) with a Fair Market Value of $10.0 million or more that are required to be valued by this Section 4.04 will be determined by the Board of Directors of the Issuer. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value of such asset or security exceeds $25.0 million.

For purposes of determining compliance with this Section 4.04, in the event that a Restricted Payment or Permitted Investment meets the criteria of more than one of the types of Restricted Payments or Permitted Investments described in Section 4.04(b) or the definitions thereof, the Issuer, in its sole discretion, may order and classify, and later reclassify, such Restricted Payment or Permitted Investment if it would have been permitted at the time such Restricted Payment or Permitted Investment was made and at the time of any such reclassification.

SECTION 4.05.            Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.  The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on or in respect of its Equity Interests (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity capital shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(2)           make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

(3)           transfer any of its assets to the Issuer or any other Restricted Subsidiary; except for:

(A)          encumbrances or restrictions existing under or by reason of applicable law, regulation, rule, permit or other regulatory restrictions;

(B)          encumbrances or restrictions existing under this Indenture, the Securities and the Security Guarantees;

(C)          non-assignment provisions of any contract or any lease entered into in the ordinary course of business (as determined in good faith by the Issuer);

(D)          encumbrances or restrictions existing under agreements existing on the Issue Date as in effect on the Issue Date and encumbrances or restrictions applicable to Restricted Subsidiaries under any Credit Facility pursuant to which Indebtedness is incurred pursuant to Section 4.03;

(E)           in the case of Section 4.05(3), restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(F)           restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;

(G)          any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired (including after acquired property);

(H)          encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not, in the good faith determination of the Board of Directors or Senior Management of the Issuer, materially more restrictive than those contained in the agreements creating or evidencing the Indebtedness being refinanced;

(I)            customary provisions in leases (including Capitalized Leases), licenses, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business (as determined in good faith by the Issuer) that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person,

(J)            Purchase Money Indebtedness incurred in compliance with Section 4.03 to the extent they impose restrictions of the nature described in Section 4.05(3) on the assets acquired;

(K)          Non-Recourse Indebtedness incurred in compliance with Section 4.03 to the extent they impose restrictions of the nature described in Section 4.05(3) on the assets secured by such Non-Recourse Indebtedness or on the Equity Interests in the Person holding such assets;

(L)           Indebtedness incurred in compliance with Section 4.03(b)(13) to the extent it imposes restrictions of the nature described in Section 4.05(3) above on the assets secured by such Indebtedness or on the Equity Interests in the Person holding such assets;

(M)         customary restrictions in other Indebtedness incurred in compliance with Section 4.03; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Issuer’s Board of Directors or Senior Management, (a) not materially more restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (B) or (D) of this Section 4.05, or (b) will not have a material adverse effect on the Issuer’s ability to make payments of interest on and principal of the Securities;

(N)          any encumbrances or restrictions existing under (A) development agreements or other contracts entered into with municipal entities, agencies or sponsors in connection with the entitlement or development of real property or (B) agreements for funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder (as determined in good faith by the Issuer);

(O)          customary restrictions in leases (including Capitalized Leases), security agreements or mortgages or other purchase money obligations for property acquired in the ordinary course of business to the extent they impose restrictions on the property purchased or leased of the nature described in subsection (3) of this Section 4.05;

(P)           provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements to the extent they impose restrictions on the property purchased or leased of the nature described in subsection (3) of this Section 4.05;

(Q)          customary provisions imposed on the transfer of copyrighted or patented materials;

(R)          customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary of the Issuer;

(S)           in the case of subsection (3) of this Section 4.05, contracts entered into in the ordinary course of business (as determined in good faith by the Issuer), not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary of the Issuer in any manner material to the Issuer or such Restricted Subsidiary;

(T)           restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Issuer or any of its Restricted Subsidiaries or any of their businesses;

(U)          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business (as determined in good faith by the Issuer); and

(V)          any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (U) of this Section 4.05; provided that such amendments or refinancings are, in the good faith judgment of the Issuer’s Board of Directors or Senior Management, either (a) not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing or (b) do not materially impair the ability of the Issuer to satisfy its obligations under the Securities.

SECTION 4.06.            Limitations on Asset Sales.  (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:  (1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets included in such Asset Sale and (2) at least 75% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents; provided that the foregoing requirement shall not apply with respect to any Asset Sale by way of loss, damage or destruction of property or assets or condemnation or other involuntary disposition of such property or assets.

For the purposes of Section 4.06(a)(2), the following shall be deemed to be cash (i) the amount (without duplication) of any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto or, if incurred, increased or decreased subsequent to the date of such balance sheet, such liabilities that would have been reflected in the Issuer’s or such Restricted Subsidiary’s balance sheet or in the notes thereto if such incurrence, increase or decrease had taken place on the date of such balance sheet, as determine in good faith by the Issuer) of the Issuer or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities)  that is expressly assumed by the transferee (or a third party on behalf of the transferee) in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such liability; (ii) the amount of any securities, notes or other obligations received from such transferee that are within 180 days following the closing of such Asset Sale converted by the Issuer or such Restricted Subsidiary to cash or Cash Equivalents (to the extent of the cash or Cash Equivalents actually so received); (iii) Indebtedness of any Restricted Subsidiary of the Issuer that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are released from any Security Guarantee of such Indebtedness in connection with such Asset Sale; (iv) the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged in a Permitted Business, such entity becomes a Restricted Subsidiary and the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business and (v) any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale, the Fair Market Value of which, when taken together with all other Designated Non-cash Consideration received since the Issue Date pursuant to this clause (v) (and not subsequently converted into cash or Cash Equivalents that are treated as Net Available Proceeds of an Asset Sale), does not exceed the greater of (i) $15.0 million and (ii) 3.0% of Consolidated Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of

Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.  If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.06.

(b)           In the event that the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the receipt of the Net Available Proceeds, apply all or any of the Net Available Proceeds therefrom (1) to permanently repay, prepay, redeem or repurchase (x) Obligations under Indebtedness secured by Permitted Liens (so long as the commitments thereunder shall be correspondingly reduced permanently upon such repayment or prepayment), (y) Obligations under the Securities or any other Pari Passu Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer; provided that if the Issuer or any such Restricted Subsidiary shall so repay or prepay any such other Pari Passu Indebtedness, the Issuer will reduce Obligations under the Securities on a pro rata basis (based on the amount so applied to such repayments or prepayments) by, at their option, (A) redeeming notes as described under paragraph 5 of the Securities, (B) making an offer (in accordance with the procedures set forth in Section 4.06(c) and (d) for an Asset Sale Offer) to all Holders to purchase their Securities at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Securities to be repurchased or (C) purchasing Securities through privately negotiated transactions or open market purchases, in a manner that complies with this Indenture and applicable securities law, at a price not less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon, or (z) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary of the Issuer; (2) to acquire all or substantially all of the assets of, or any Equity Interests of, another Person engaged in a Permitted Business, if, after giving effect to any such acquisition of Equity Interests, such Person is or becomes a Restricted Subsidiary of the Issuer; (3) to make a capital expenditure; (4) to acquire additional assets or improve or develop existing assets to be used in a Permitted Business; or (5) to make any combination of the foregoing payments, redemptions, repurchases or investments; provided that in the case of subsections (2), (3), (4) or (5) of this Section 4.06(b), a binding commitment to acquire the assets of, or Equity Interests of a Person engaged in a Permitted Business, invest in additional assets or to make such capital expenditures shall be treated as a permitted application of an amount of Net Available Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such amount of Net Available Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and such Net Available Proceeds are actually applied in such manner within the later of 365 days from the consummation of the Asset Sale and 180 days from the date of the Acceptable Commitment. Pending the final application of any Net Available Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Proceeds in any manner that is not prohibited by this Indenture.

(c)           Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in Section 4.06(b) will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will make an Asset Sale Offer to all Holders of Securities and if the Issuer elects (or the Issuer and/or its Restricted Subsidiaries are required by the terms of such other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Securities, in denominations of $2,000 initial principal amount and multiples of $1,000 in excess thereof, and such Pari Passu Indebtedness, that may be purchased with an amount equal to the Excess Proceeds at an offer price in cash in an amount not less than 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, not less than the amount of the accreted value thereof at such time, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. After the completion of an Asset Sale, the Issuer may make an Asset Sale Offer prior to the time they are required to do so by the first sentence of this paragraph. If the Issuer completes such an Asset Sale Offer with respect to any Net Available Proceeds, the Issuer shall be deemed to have complied with this Section 4.06 with respect to the application of such Net Available Proceeds, and any such Net Available Proceeds remaining after completion of such Asset Sale Offer will no longer be deemed Excess Proceeds and may be used by the Issuer and its Restricted Subsidiaries for any purpose not prohibited by this Indenture.  If the aggregate principal amount of Securities and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Securities (in accordance with the procedures of the Depository) and the trustee or agent for such other Pari Passu Indebtedness shall select such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the aggregate principal amount of the Securities and the other Pari Passu Indebtedness to be purchased validly tendered and not withdrawn (subject to adjustments so that no Security in an unauthorized denomination remains outstanding after such purchase).  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)           The Issuer shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.06, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.06 by virtue of such compliance.

SECTION 4.07.            Limitations on Transactions with Affiliates.  (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate involving aggregate consideration in excess of $1.0 million (an “Affiliate Transaction”), unless:  (1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary and (2) (a) with respect to any Affiliate Transaction involving aggregate value expended or received by the Issuer or any Restricted Subsidiary in excess of $10.0 million, the Independent Directors determine in good faith that such Affiliate Transaction complies with Section 4.07(a)(1); and (b) with respect to any Affiliate Transaction involving aggregate value expended or received by the Issuer or any Restricted Subsidiary of $25.0 million or more, the Issuer or the applicable Restricted Subsidiary obtains (x) a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.

(b)           The provisions of Section 4.07(a) shall not apply to (1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary; (2) reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including  employee discounts, retirement, health, stock and other benefit plans) and indemnification and insurance arrangements; (3) the allocation of employee services among the Issuer, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business (as determined in good faith by the Issuer); provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or Affiliate of the Issuer beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Issuer); (4) any Permitted Investment (other than any Permitted Investment made in accordance with clause (l)(b) or with clause (20), (21) or (22) of the definition of “Permitted Investments” to the extent that such Permitted Investment under clause (20), (21) or (22) is in a Joint Venture or Unrestricted Subsidiary of which any officer, director or Affiliate of the Issuer beneficially owns any Equity Interests (other than indirectly through ownership of Equity Interests in the Issuer)); (5) any agreement as in effect as of the Issue Date or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in Section 4.07(a)(1)) or any transaction contemplated thereby; (6) Restricted Payments which are made in accordance with Section 4.04; (7) licensing of trademarks to, and allocation of overhead, sales and marketing, travel and like expenses among the Issuer, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business (as determined in good faith by the Issuer); provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or Affiliate of the Issuer beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Issuer); (8) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Issuer and its Restricted Subsidiaries (including pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the members of the Board of Directors or Senior Management of the Issuer, such transactions are on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; (9) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person so long as such transaction complies with Section 4.07(a)(1) in the reasonable determination of the Board of Directors or Senior Management of the Issuer; (10) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Issuer or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, and any amendment thereto, so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors or senior management of the Issuer, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition or merger; (11) reimbursements of sales tax amounts paid on the Issuer’s behalf by purchasing entities or agents in the ordinary course of business of the Issuer and its Restricted Subsidiaries (as determined in good faith by the Issuer); (12) the redemption of the 2017 Notes as described in the Final Offering Memorandum under the heading “Use of Proceeds”; (13) any employment, consultancy, advisory or other compensatory agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any Restricted Subsidiary with current, former or future directors, officers or employees of the Issuer or any Restricted Subsidiary in the ordinary course of business and payments pursuant thereto; or (14) issuances, sales or other dispositions of Qualified Equity Interests by the Issuer to an Affiliate.

SECTION 4.08.            Conduct of Business.  The Issuer shall not, and shall not permit any Restricted Subsidiary, to engage in any material respect in a business other than the Permitted Business and businesses necessary, reasonably related or ancillary thereto.

SECTION 4.09.            Change of Control.  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuer repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b).

(b)           Within 30 days following any Change of Control, the Issuer shall send a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)           that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)           the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(3)           the instructions, as determined by the Issuer, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

Any Change of Control Offer shall comply with the procedures of the Depository.

(c)           Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date.  Holders will be entitled to withdraw their election if the Issuer receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

(d)           On the purchase date, all Securities purchased by the Issuer under this Section shall be delivered by the Issuer to the Trustee for cancellation, together with an Officer’s Certificate confirming the purchase and directing the Trustee to cancel such Securities, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the Paying Agent for the account of the Holders entitled thereto.

(e)           Notwithstanding any other provision of this Indenture, the Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or if notice of redemption has been given pursuant to paragraph 5 of the Securities.

(f)            A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(g)           The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.09.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.

SECTION 4.10.            Limitations on Designation of Unrestricted Subsidiaries.  The Board of Directors of the Issuer may designate any Subsidiary of the Issuer as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:  (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; (2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 4.04, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date; (3) neither the Issuer nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (x) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) is directly or indirectly liable for any Indebtedness of such Subsidiary other than, in each case, such Investments as are permitted pursuant to Section 4.04; (4) such Subsidiary is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and (5) such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interest of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except in the case of clauses (4) and (5) of this Section 4.10, to the extent: (i) that the Issuer or such Restricted Subsidiary could otherwise provide such a Security Guarantee or incur such Indebtedness pursuant to Section 4.03; and (ii) the satisfaction of such obligation, the provision of such Security Guarantee and the incurrence of such Indebtedness otherwise would be permitted pursuant to Section 4.04.

If, at any time after the Designation, any Unrestricted Subsidiary fails to meet the requirements set forth in the preceding paragraph it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 4.03 or the Lien is not permitted under Section 4.11, the Issuer shall be in default of the applicable covenant.

Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Security Guarantee previously made by such Restricted Subsidiary.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation and (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer and an Officer’s Certificate delivered to the Trustee certifying compliance with the foregoing provisions.  Such resolutions and Officer’s Certificate shall be delivered to the Trustee within 45 days after the end of the fiscal quarter of the Issuer in which such Designation or Redesignation is made (or, in the case of a Designation or Redesignation made during the last fiscal quarter of the Issuer’s fiscal year, within 90 days after the end of such fiscal year).

SECTION 4.11.            Limitations on Liens.  The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (a “Triggering Lien”) of any nature whatsoever against any assets now owned or hereafter acquired by the Issuer or such Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), or any proceeds, income or profits therefrom securing any Indebtedness, except Permitted Liens, unless all payments due under this indenture and the Securities (or under a Security Guarantee in the case of Liens of a Subsidiary Guarantor) are secured on an equal and ratable basis (or on a superior basis, in the event the other Indebtedness is Subordinated Indebtedness) with the obligations so secured until such time as such obligations are no longer secured by a Triggering Lien. With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.  The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in the definition of “Indebtedness.”

SECTION 4.12.            Additional Security Guarantees.  If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create another Restricted Subsidiary (other than a Subsidiary that (i) has been designated as an Unrestricted Subsidiary, (ii) is an Immaterial Subsidiary or (iii) is a Mortgage Subsidiary), or (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary (other than such a Subsidiary that is not (i) an Immaterial Subsidiary or (ii) a Mortgage Subsidiary), then, in each such case, to the extent such Restricted Subsidiary has guaranteed any Indebtedness of the Issuer or any Subsidiary Guarantor and such Guarantee is then outstanding, the Issuer shall cause such Restricted Subsidiary, within 20 Business Days after such date, to:  (1) execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Securities and this Indenture; and (2) deliver to the Trustee, in addition to an Officer’s Certificate and opinion of counsel meeting the requirements of the Indenture, one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Notwithstanding the foregoing, at each time of distribution of financial statements pursuant to Section 4.02(1), the Issuer shall calculate, as of the last date of the fiscal quarter for which such financial statements are required to be delivered the total assets of Immaterial Subsidiaries that are not Subsidiary Guarantors.  In the event that the total assets of all Immaterial Subsidiaries that are not Subsidiary Guarantors exceeds 7.5% of Consolidated Tangible Assets, the Issuer shall, within 30 days after the date such financial statements are required to be delivered, cause one or more Immaterial Subsidiaries to provide Security Guarantees as and to the extent required to cause the total assets of all Immaterial Subsidiaries (other than Immaterial Subsidiaries that are Subsidiary Guarantors) not to exceed 7.5% of Consolidated Tangible Assets.  The Issuer at any time at its sole option may cause any non-guarantor Subsidiary to become a Subsidiary Guarantor by executing a supplemental indenture to this Indenture.

SECTION 4.13.            Payments for Consent.  The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, to any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent waiver or agreement.

Article 5

SUCCESSOR COMPANY

SECTION 5.01.            When Issuer May Merge or Transfer Assets.  (a) The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into any Person (other than a merger that satisfies the requirements of Section 5.01(a)(1) with a Wholly Owned Restricted Subsidiary solely for the purpose of changing its jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or its Restricted Subsidiaries (taken as a whole), to any Person or (b) adopt a Plan of Liquidation unless, in either case:

(1)           either (a) the Issuer will be the surviving or continuing Person or (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form satisfactory to the Trustee, all of the obligations of the Issuer under the Securities and this Indenture; provided that at any time the Successor is a limited liability company or a limited partnership, there shall be a co-issuer of the Securities that is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia;

(2)           immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in Section 5.01(a)(1)(b) and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3)           immediately after and giving effect to such transaction and the assumption of the obligations set forth in Section 5.01(a)(1)(b) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, either (a) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to Section 4.03(a), (b) the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries or the Successor and its Restricted Subsidiaries, as the case may be, would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction or (c) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of the Issuer and its Restricted Subsidiaries or the Successor and its Restricted Subsidiaries, as the case may be, would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction.

For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction

(b)           No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Issuer or another Subsidiary Guarantor), whether or not affiliated with such Subsidiary Guarantor, unless (1) either, (a) such Subsidiary Guarantor will be the surviving or continuing Person or (b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form satisfactory to the Trustee, all of the obligations of such Subsidiary Guarantor under the Security Guarantee of such

Subsidiary Guarantor and this Indenture; and (2) immediately after giving effect to such transaction no Default shall have occurred and be continuing.

Notwithstanding the foregoing, (a) any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary, (b) Sections 5.01(a)(2) and (3) shall not apply to a merger of the Issuer with or into a Restricted Subsidiary, (c) the above provisions shall not apply to any transfer of assets between or among the Issuer and any Restricted Subsidiary and (d) the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Subsidiary Guarantor is permitted to be released from its Security Guarantee in accordance with the provisions described under Section 10.07.

For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

Upon any consolidation, combination or merger of the Issuer or a Subsidiary Guarantor, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with the foregoing in which the Issuer or such Subsidiary Guarantor is not the continuing obligor under the Securities or its Security Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Subsidiary Guarantor is merged or to which the sale, lease, transfer, conveyance or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Subsidiary Guarantor under this Indenture, the Securities and the Security Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Subsidiary Guarantor and, except in the case of a lease, the Issuer or such Subsidiary Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Securities or in respect of its Security Guarantee, as the case may be, and all of the Issuer’s or such Subsidiary Guarantor’s other obligations and covenants under the Securities, this Indenture and its Security Guarantee, if applicable.

Article 6

DEFAULTS AND REMEDIES

SECTION 6.01.            Events of Default.  Each of the following is an “Event of Default”:

(1)           failure by the Issuer to pay interest on any of the Securities when it becomes due and payable and the continuance of any such failure for 30 days;

(2)           failure by the Issuer to pay the principal on any of the Securities when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)           failure by the Issuer to comply with any of its agreements or covenants described in Section 5.01;

(4)           failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after written notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Securities then outstanding;

(5)           default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Indebtedness), including Indebtedness incurred pursuant to Section 4.03(b)(13) of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default (a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period, or (b) results in the acceleration of such Indebtedness prior to its express final maturity, and in each case the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in 6.01(5)(a) or (b) has occurred and is continuing aggregates $25.0 million or more; provided, however, that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of thirty (30) days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Securities shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;

(6)           one or more judgments or orders that exceed $25.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or decree became final and non-appealable;

(7)           the Issuer or any Significant Subsidiary of the Issuer pursuant to or within the meaning of any Bankruptcy Law:

(A)          commences a voluntary case;

(B)          consents to the entry of an order for relief against it in an involuntary case;

(C)          consents to the appointment of a Custodian of it or for all or substantially all of its assets; or

(D)          makes a general assignment for the benefit of its creditors.

(8)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Issuer or any Significant Subsidiary of the Issuer as debtor in an involuntary case;

(B)          appoints a Custodian of the Issuer or any Significant Subsidiary of the Issuer or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary of the Issuer; or

(C)          orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer, and the order or decree remains unstayed and in effect for 60 days; or

(9)           the Security Guarantee of any Significant Subsidiary of the Issuer ceases to be in full force and effect (other than in accordance with the terms of such Security Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Subsidiary

Guarantor denies its liability under its Security Guarantee (other than by reason of release of a Subsidiary Guarantor from its Security Guarantee in accordance with the terms of this Indenture and the Security Guarantee).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

SECTION 6.02.            Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Issuer) occurs and is continuing the Trustee by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Securities to be due and payable immediately.  Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Securities shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Securities, by notice to the Trustee, may rescind and annul such acceleration. The Holders of a majority in principal amount of the outstanding Securities may waive all past or existing defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Securities and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.  If an Event of Default specified in Section 6.01(7) or (8) with respect to the Issuer occurs, all outstanding Securities shall become due and payable without any further action or notice.

SECTION 6.03.            Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.            Waiver of Past Defaults.  The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) a Default or Event of Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected; provided, however, that the Holders of a majority in principal amount of the Securities then outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.            Control by Majority.  The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction prior to taking any action hereunder, the Trustee shall be entitled to indemnification and security satisfactory to the Trustee against all losses, liabilities and expenses that may be caused by taking or not taking such action.

SECTION 6.06.            Limitation on Suits.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due (after giving effect to the grace period specified in Section 6.01(1)), no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1)           the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)           the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.  In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Issuer expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07.            Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.            Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09.            Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any proceeding.

SECTION 6.10.            Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07;

SECOND:  to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD:  to the Issuer.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.  At least 15 days before such record date, the Issuer shall send to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.            Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

SECTION 6.12.            Waiver of Stay or Extension Laws.  The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7

TRUSTEE

SECTION 7.01.            Duties of Trustee.  (a) If an Event of Default actually known to a Trust Officer has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the same circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)           this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02.                                   Rights of Trustee.  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith as determined by a final order of a court of competent jurisdiction.

(e)                                  The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                   Except with respect to Section 4.01 (and only if the Trustee is the Paying Agent for the Securities), the Trustee shall have no duty to inquire as to the performance of the Issuer’s covenants in this Indenture.  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1) and 6.01(2); provided that the Trustee is the Paying Agent for the Securities at the time of such Event of Default or (ii) any Default or Event of Default of which the Trustee shall have received written notice in the manner set forth in this Indenture or a Trust Officer shall have obtained actual knowledge.

(g)                                  Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

(h)                                 The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(i)                                     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such

Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(j)                                    Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Issuer has been advised as to the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03.                                   Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.                                   Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication

SECTION 7.05.                                   Notice of Defaults.  If a Default or Event of Default occurs, is continuing and is known to a Trust Officer, the Trustee shall give notice of the Default or Event of Default to each Securityholder upon the later to occur of: (a) 90 days after such Default occurs or (b) 30 days after a Trust Officer has actual knowledge of the Default.  Except in the case of a Default or Event of Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any) or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice does not adversely affect the interests of the Securityholders.

SECTION 7.06.                                   Reports by Trustee to Holders.  As promptly as practicable after each August 1 beginning with the August 1 following the date of this Indenture, and in any event prior to October 1 in each year, the Trustee shall mail to each Securityholder a brief report dated as of August 1 that complies with TIA § 313(a).  The Trustee also shall comply with TIA § 313(b).  The Trustee will also transmit by mail all reports as required by TIA §313(c).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed.  The Issuer agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07.                                   Compensation and Indemnity.  The Issuer shall pay to the Trustee from time to time reasonable compensation for its services as may be agreed to from time to time in writing for the Trustee’s acceptance of its duties under this Indenture.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Issuer and each Subsidiary Guarantor shall jointly and severally indemnify each of the Trustee and any predecessor Trustee, their officers, directors and agents, for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses incurred by each of them in connection with acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including settlement costs).  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuer’s expense in the defense.  The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes the Trustee’s defense and, in the Trustee’s reasonable judgment, there is no conflict of interest between the Issuer and the Trustee in connection with such defense, except the reasonable fees and expenses incurred in the Trustee’s determination of the absence of a conflict of interest between the Issuer and the Trustee.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith as determined by a final order of a court of competent jurisdiction.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Issuer’s obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.                                   Replacement of Trustee.  The Trustee may resign at any time by so notifying the Issuer.  The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Issuer shall remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged bankrupt or insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee otherwise becomes incapable of acting.

If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest, petition the SEC to continue or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA (as if the TIA applied to this Indenture) and this Indenture.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                                   Successor Trustee by Merger.  If the Trustee consolidates with merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.                                   Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11.                                   Preferential Collection of Claims Against Issuer.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 8

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.                                   Discharge of Liability on Securities; Defeasance.  (a) This Indenture shall be discharged and shall cease to be of further effect (except as to rights of registration of transfer or exchange of the Securities which shall survive until all Securities have been canceled and indemnifications which shall survive discharge and cancellation of the Securities) as to all outstanding Securities when either: (1) all the Securities that have been authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation or (2) (i) all Securities not delivered to the Trustee for cancellation otherwise have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust for the Holders in an amount of money in cash in U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, as confirmed, certified or attested to by an Independent Financial Advisor in writing to the Trustee, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal and accrued interest to the date of maturity or redemption, as the case may be) on the Securities not theretofore delivered to the Trustee for cancellation, (ii) the Issuer has paid all sums payable by it under this Indenture and (iii) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or on the date of redemption, as the case may be.  In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with.  After such delivery and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of the Issuer’s and the Subsidiary Guarantors’ obligations under the Securities, the Security Guarantees and this Indenture except for those surviving obligations specified in Section 8.01(c).

(b)                                 Subject to Section 8.02, the Issuer at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11 and the operation of Sections 6.01(3), (4), (5), (6) and 6.01(9) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”).  The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. Legal defeasance means that the Issuer and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Securities and the Security Guarantees, and this Indenture shall cease to be of further effect as to all outstanding Securities and Security Guarantees, except as to:

(1)                                 rights of Holders to receive payments in respect of the principal of and interest on the Securities when such payments are due from the trust referred to in Section 8.02 hereof;

(2)                                 the Issuer’s obligations with respect to the Securities under Article 2 hereof;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and

(4)                                 this Article 8.

In the event that the Issuer terminates all of its obligations under the Securities and this Indenture (with respect to such Securities) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Subsidiary Guarantor under its Security Guarantee of such Securities shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto.  If the Issuer exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3), (4), (5), (6) and 6.01(9) or because of the failure of the Issuer to comply with Section 5.01(a)(3).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

SECTION 8.02.                                   Conditions to Defeasance.  The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(1)                                 the Issuer irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) to pay the principal of and interest on the Securities on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Securities (in the case of U.S. Government Obligations or a combination thereof, the sufficiency of which is confirmed, certified or attested to by an Independent Financial Advisor in writing to the Trustee);

(2)                                 in the case of Legal Defeasance, the Issuer delivers to the Trustee an opinion of counsel in the United States confirming that (a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Issuer delivers to the Trustee an opinion of counsel in the United States confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4)                                 no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(5)                                 the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Issuer or any of the Subsidiary Guarantors is a party or by which the Issuer or any of the Subsidiary Guarantors is bound (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced);

(6)                                 the Issuer delivers to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

(7)                                 the Issuer delivers to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, Section 8.02 (1) through (6) and, in the case of the opinion of counsel, Section 8.02(2) and/or (3) and (5) have been complied with.

Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03.                                   Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8.  It shall apply the deposited money and the money from U. S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04.                                   Repayment to Issuer.  The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuer for payment as general creditors.

SECTION 8.05.                                   Indemnity for U.S. Government Obligations.  The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.                                   Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining restraining or otherwise prohibiting such application, the Issuer’s and each Subsidiary Guarantor’s obligations under this Indenture, each Security Guarantee and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9

AMENDMENTS

SECTION 9.01.                                   Without Consent of Holders.  The Issuer, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Security Guarantees or the Securities without notice to or consent of any Securityholder:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for the assumption of the Issuer’s or any Subsidiary Guarantor’s obligations to the Holders in the case of a merger or acquisition or sale of all or substantially all of the Issuer’s or such Subsidiary Guarantor’s assets, as applicable;

(3)                                 to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4)                                 to allow any Subsidiary Guarantor to execute a supplemental indenture or a Security Guarantee with respect to the Securities;

(5)                                 to add any Subsidiary Guarantor with respect to the Securities, to add security to or for the benefit of the Securities or to release any Subsidiary Guarantor from any of its obligations under its Security Guarantee or this Indenture (to the extent permitted by this Indenture);

(6)                                 to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder;

(7)                                 to comply with SEC rules and regulations or changes to applicable law, including, but not limited to, qualification of the Indenture under the TIA;

(8)                                 to conform the text of this Indenture, the Security Guarantees or the Securities to any provision of the “Description of the Notes” section of the Final Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Security Guarantees or the Securities, which determination may be evidenced by an Officer’s Certificate;

(9)                                 to provide for the issuance of Additional Securities in compliance with and in accordance with the limitations set forth in this Indenture;

(10)                          to appoint a successor trustee in accordance with the terms of this Indenture; or

(11)                          to comply with the rules of any applicable securities depository.

After an amendment under this Section becomes effective, the Issuer shall send to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section

SECTION 9.02.                                   With Consent of Holders.  The Issuer, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Securities or the Security Guarantees with the written consent (including consents obtained in connection with a tender offer or exchange for the Securities) of the Holders of at least a majority in principal amount of the Securities then outstanding (including without limitation, Additional Securities, if any) voting as a single class, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Securities, except a payment default resulting from an acceleration that has been rescinded) with the consent (which may include consents obtained in connection with a tender offer or exchange offer of the Securities) of the Holders of a majority in principal amount of the Securities then outstanding (including, without limitation, Additional Securities, if any) voting as a single class.  However, without the consent of each Securityholder affected thereby, an amendment or waiver may not (with respect to the Securities held by a non-consenting Holder):

(1)                                 change the maturity of any Security;

(2)                                 reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Securities;

(3)                                 reduce any premium payable upon optional redemption of the Securities, change the date on which any Securities are subject to redemption or otherwise alter the provisions with respect to the redemption of the Securities (other than provisions specifying the notice periods for effecting a redemption);

(4)                                 make any Security payable in money or currency other than that stated in the Securities;

(5)                                 modify or change any provision of this Indenture or the related definitions to subordinate the Securities or any Security Guarantee in right of payment to other Indebtedness in a manner that adversely affects the Holders;

(6)                                 reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Securities;

(7)                                 impair the rights of Holders to receive payments of principal of or interest on the Securities;

(8)                                 release any Subsidiary Guarantor from any of its obligations under its Security Guarantee or this Indenture, except as permitted by this Indenture; or

(9)                                 make any change in Sections 9.01 or 9.02.

For the avoidance of doubt, clause (3) of this Section 9.02 does not apply to Sections 4.06 or 4.09; provided that any amendment, supplement or waiver to Sections 4.06 or 4.09 will be governed by the first paragraph of this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Issuer shall send to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03.                                   Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.                                   Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Securityholder.  An amendment or waiver becomes effective in accordance with its terms.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described in this Article 9 or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.                                   Notation on or Exchange of Securities.  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06.                                   Trustee To Sign Amendments.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not sign it.  In signing any amendment the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

Article 10

GUARANTEES

SECTION 10.01.                            Guarantees.  Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of this Indenture, the Securities or any other agreement; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security, if any, held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.07, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Security Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01(b), 10.02 and 10.07, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Except as expressly set forth in Sections 8.01(b), 10.02 and 10.07, each Subsidiary Guarantor further agrees that its Security Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash to the Holders or the Trustee an amount equal to the sum of (A) the unpaid principal amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (C) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02.                            Limitation on Liability.  Each Subsidiary Guarantor, and by its acceptance of the Securities, each Holder, hereby confirms that it is the intention of all such parties that the Security Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Security Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such

Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03.                            Successors and Assigns.  This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04.                            No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05.                            Modification.  No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee in accordance with the terms and conditions of this Indenture and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06.                            Execution and Delivery of Security Guarantee.

To evidence its Security Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Security Guarantee substantially in the form attached as Exhibit F hereto will be endorsed by manual or facsimile signature of an Officer of such Subsidiary Guarantor on Securities authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Subsidiary Guarantor by one of its Officers.

Each Subsidiary Guarantor hereby agrees that its Security Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on such Security a notation of such Security Guarantee.

If an Officer whose signature is on this Indenture or on the Security Guarantee no longer holds that office at the time the Trustee authenticates the Securities on which a Security Guarantee is endorsed, the Security Guarantee will be valid nevertheless.

The delivery of any Global Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Security Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

In the event that the Issuer or any Restricted Subsidiary creates or acquires any Wholly Owned Restricted Subsidiary (other than a Subsidiary that (i) has been designated an Unrestricted Subsidiary, (ii) is an Immaterial Subsidiary or (iii) is a Mortgage Subsidiary) after the date of this Indenture, if required by Section 4.12 hereof, the Issuer will cause such Wholly Owned Restricted Subsidiary to comply with the provisions of Section 4.12 hereof and this Article 10, to the extent applicable.

SECTION 10.07.                            Release of Subsidiary Guarantor.  A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.08)

(1)                                 upon any consolidation with or merger with or into, any Person by such Subsidiary Guarantor pursuant to Section 5.01(b);

(2)                                 upon the disposition of all or a portion of the Equity Interests of such Subsidiary Guarantor by way of merger, consolidation or otherwise such that such Subsidiary Guarantor ceases to be a Subsidiary, if the sale or other disposition does not violate Section 4.06;

(3)                                 upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(4)                                 in connection with the dissolution of such Subsidiary Guarantor under applicable law in accordance with this Indenture;

(5)                                 if the Issuer designates such Subsidiary Guarantor to be a Mortgage Subsidiary in accordance with the applicable provisions of this Indenture;

(6)                                 upon request of the Issuer and certification that the applicable Subsidiary Guarantor is an Immaterial Subsidiary, so long as such Subsidiary Guarantor would not then otherwise be required to provide a Security Guarantee pursuant to this Indenture; provided, that, if immediately after giving effect to such release the total assets of all Immaterial Subsidiaries that are not Subsidiary Guarantors would exceed 7.5% of Consolidated Tangible Assets, no such release shall occur;

(7)                                 upon the release or discharge of the guarantee which resulted in the creation of such Security Guarantee pursuant to Section 4.12 (except a discharge or release by or as a result of a termination or discharge in full of such guarantee);

(8)                                 upon defeasance of the Securities pursuant to Article 8; or

(9)                                 upon the full satisfaction of the Issuer’s obligations under this Indenture;

provided, however, that in the case of Section 10.07(1), if such other Person is not a Subsidiary of the Issuer then such merger or consolidation must otherwise be permitted by this Indenture.

At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.08.                            Contribution.  Without limiting any provisions of this Article X, each Subsidiary Guarantor that makes a payment under its Security Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Article 11

MISCELLANEOUS

SECTION 11.01.                            Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.                            Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

If to the Issuer or any Subsidiary Guarantor:

WCI COMMUNITIES, INC.
24301 Walden Center Drive
Bonita Springs, Florida 34134
Attention:  Chief Financial Officer
Fax Number:  (239) 498-8338

with a copy to (which shall not constitute notice):

LATHAM & WATKINS LLP
885 Third Avenue
New York, New York 10022
Attention:  Marc D. Jaffe, Esq.
Fax Number:  (212) 751-4864

If to the Trustee:

WILMINGTON TRUST, NATIONAL ASSOCIATION
1100 North Market Street
Attention:  Corporate Trust Department, W. Thomas Morris II (WCI Communities)

Wilmington, Delaware 19890
Fax Number:  (302) 636-4145

The Issuer, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Notwithstanding any other provision of this Indenture, any Security or Security Guarantee, where this Indenture, any Security or Security Guarantee provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee), pursuant to the customary procedures of the Depository.

Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  Other than notices to the Trustee, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

SECTION 11.03.                            Communication by Holders with Other Holders.  Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Issuer, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04.                            Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)                                 an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.                            Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)                                 a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06.                            When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. In connection with any such direction, waiver or consent, the Issuer shall furnish to the Trustee an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned by or for the account of any of the above-described Persons. Also, subject to the foregoing only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07.                            Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or at a meeting of Securityholders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08.                            Legal Holidays.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09.                            Governing Law.  This Indenture, the Security Guarantees and the Securities shall be governed by, and construed in accordance with the laws of the State of New York.

SECTION 11.10.                            No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Issuer or any Restricted Subsidiary shall have any liability for any obligations of the Issuer under the Securities or the Indenture or of any Subsidiary Guarantor under its Security Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees.

SECTION 11.11.                            Successors.  All agreements of the Issuer in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12.                            Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.13.                            Severability.  In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 11.14.                            Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.15.                            USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help the government fight the funding of terrorism and money laundering, are required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as it may request to satisfy the requirements of the USA PATRIOT Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

WCI COMMUNITIES, INC.

By:	/s/ Vivien Hastings
Name: Vivien Hastings
Title: Senior Vice President

GUARANTORS:

WCI COMMUNITIES, LLC
WCI COMMUNITIES MANAGEMENT, LLC

By:	/s/ Vivien Hastings
Name: Vivien Hastings
Title: Senior Vice President

WATERMARK REALTY, INC.

By:	/s/ Reinaldo Mesa
Name: Reinaldo Mesa
Title: President

WATERMARK REALTY REFERRAL, INC.

By:	/s/ Reinaldo Mesa
Name: Reinaldo Mesa
Title: Vice President

SPECTRUM EASTPORT, LLC

By: WCI COMMUNITIES, LLC, its Sole Member

By:	/s/ Russell Devendorf
Name: Russell Devendorf
Title: Senior Vice President

WCI COMMUNITIES RIVINGTON, LLC

By: WCI COMMUNITIES, LLC, its Sole Member

/s/ Russell Devendorf
Name: Russell Devendorf
Title: Senior Vice President

WCI REALTY, INC.
PELICAN LANDING GOLF RESORT VENTURES, INC.

/s/ Vivien Hastings
Name: Vivien Hastings
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee,

By:	/s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES,
PRIVATE EXCHANGE SECURITIES
AND EXCHANGE SECURITIES

1.                                      Definitions

1.1                               Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Exchange Securities” means (1) the 6.875% Senior Notes Due 2021 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“IAI Global Security” means all Securities offered and sold to Institutional Accredited Investors.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Initial Securities” means (1) $200,000,000 aggregate principal amount of 6.875% Senior Notes Due 2021 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, as amended, who are not also QIBs.

“Private Exchange” means the offer by the Issuer, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means any 6.875% Senior Notes Due 2021 issued in connection with a Private Exchange.

“Private Placement Legend” means the legend set forth in Section 2.3(e)(i)(A) of this Annex to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated July 31, 2013, among the Issuer, the guarantors party thereto and Citigroup Global Markets Inc. as representative of the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Issuer and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuer, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated as of the date hereof, among the Issuer, the guarantors party thereto and Citigroup Global Markets Inc. as representative of the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer and the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement issued by the Issuer in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Rights Agreement.

“Transfer Restricted Securities” means Restricted Definitive Securities and Restricted Global Securities.

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“Unrestricted Definitive Security” means a Definitive Security that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a Global Security that does not bear and is not required to bear the Private Placement Legend.

1.2                               Other Definitions

Term	Defined in Section:

“Agent Members”	2.1(b)

“Global Securities”	2.1(a)

“Regulation S”	2.1(a)

“Regulation S Global Security”	2.1(a)

“Rule 144A”	2.1(a)

“Rule 144A Global Security”	2.1(a)

2.                                      The Securities.

2.1                               (a) Form and Dating.  The Initial Securities will be offered and sold by the Issuer pursuant to a Purchase Agreement.  The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”).  Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.  Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture.  Except as set forth in this Section 2.1(a), beneficial ownership interests in the Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security only upon delivery to the Registrar and the Issuer of the certification in the form provided for in Exhibits C or D, as applicable, that beneficial ownership interests in such Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

Beneficial interests in Regulation S Global Securities may be transferred or exchanged for interests in Rule 144A Global Securities or IAI Global Securities if the transferor of the beneficial interest

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in the Regulation S Global Securities first delivers to the Trustee a written certificate in a form provided for in Exhibit C or D, as applicable.

Beneficial interests in Rule 144A Global Securities or IAI Global Securities may be transferred or exchanged for interests in Regulation S Global Securities, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate in a form provided for in Exhibit C or D, as applicable.

Beneficial interests in a Rule 144A Global Securities may be transferred or exchanged for interests in IAI Global Securities if the transferor of the beneficial interest in the Rule 144A Global Securities first delivers to the Trustee a written certificate in a form provided for in Exhibit C or D, as applicable.

Beneficial interests in IAI Global Securities may be transferred or exchanged for interests in Rule 144A Global Securities if the transferor of the beneficial interest in the IAI Global Securities first delivers to the Trustee a written certificate in a form provided for in Exhibit C or D, as applicable.

The Rule 144A Global Security, the Regulation S Global Security and the IAI Global Security are collectively referred to herein as “Global Securities”.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)                                 Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)                                  Definitive Securities.  Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2                               Authentication.  The Issuer shall issue and the Trustee shall authenticate and deliver:  (1) on the Issue Date, an aggregate principal amount of $200,000,000 6.875% Senior Notes due 2021, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to Section 2.02 of this Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a

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written order of the Issuer signed by an Officer of the Issuer.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of this Indenture, shall certify that such issuance is in compliance with this Indenture, including Section 4.03.

2.3                               Transfer and Exchange.

(a)                                 Transfer and Exchange of Definitive Securities.  When Definitive Securities are presented to the Registrar with a request:

(x)                                 to register the transfer of such Definitive Securities; or

(y)                                 to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i)                                     shall be duly endorsed or accompanied by a written instrument of transfer substantially in the form of the Assignment Form annexed hereto, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)                                  if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)                               if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)                               if such Definitive Securities are being transferred to the Issuer, a certification to that effect; or

(C)                               if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act:  (i) a certification to that effect (in the form set forth in Exhibits C, D or E, as applicable) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)                                 Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.  A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, a Regulation S Global Security or an IAI Global Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, substantially in the form of the Assignment Form annexed hereto, together with:

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(i)                                     certification, in the form set forth in Exhibits C, D or E, as applicable, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Regulation S Global Security or (C) being transferred to an Institutional Accredited Investor pursuant to an exemption from the Securities Act; and

(ii)                                  written instructions directing the Registrar to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)),  Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) or IAI Global Security (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, Regulation S Global Security or IAI Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, Regulation S Global Security or IAI Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, Regulation S Global Security or IAI Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled.  If no Rule 144A Global Securities, Regulation S Global Securities or IAI Global Securities, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer signed by an Officer of the Issuer, a new Rule 144A Global Security, Regulation S Global Security or IAI Global Security, as applicable, in the appropriate principal amount.

(c)                                  Transfer and Exchange of Global Securities.

(i)                                     The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.  A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security.  The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii)                                  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and

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records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)                               Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)                              In the event that Global Security is exchanged for Definitive Securities to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth in Exhibits C, D or E, as applicable, intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d)                                 [reserved]

(e)                                  Legend.

(i)                                     (A) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO ONE YEAR AFTER THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE

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CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a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“ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

(B)                               [reserved.]

(C)                               Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)                                  Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

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(iii)                               After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder’s certificated Initial Security or Private Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

(iv)                              Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v)                                 Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

(f)                                   Cancellation or Adjustment of Global Security.  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)                                  No Obligation of the Trustee.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global

9

Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4                               Definitive Securities.

(a)                                 A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Issuer within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Depository or a beneficial holder so requests or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b)                                 Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall issue and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.  Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any greater integral multiple of $1,000 thereof and registered in such names as the Depository shall direct.  Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit A hereto.

(c)                                  Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)                                 In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.  In the event that such Definitive Securities are not issued, the Issuer expressly acknowledges, with respect to the right

10

of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

11

EXHIBIT A
to
RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO ONE YEAR AFTER THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH

REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a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“ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

2

No.	$

6.875% Senior Notes Due 2021

WCI Communities, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of              Dollars [, as may be increased or decreased as reflected on the attached Schedule of Increases and Decreases in Global Security](1) on August 15, 2021.

Interest Payment Dates:  February 15 and August 15.

Record Dates:  February 1 and August 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

WCI COMMUNITIES, INC.

By
Name:
Title:

(1)  Include on Global Securities.

3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the
Securities referred to in the Indenture.

By
Authorized Signatory

Dated:

4

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

6.875% Senior Note Due 2021

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest

WCI Communities, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, Additional Interest will accrue on this Security at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the Registration Default (increasing by an additional 0.25% per annum after each subsequent 90-day period that occurs until all Registration defaults have been cured, up to a maximum additional interest rate of 1.00%; provided, that additional interest will not accrue under more than one Registration Default at any one time) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Issuer will provide written notice to the Trustee of any Registration Defaults and the amount of Additional Interest due and owing on the next interest payment date. The Issuer will pay interest semiannually on February 15 and August 15 of each year, commencing                   .  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from               .  Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any payment date with respect to the Securities is not on a Business Day, it shall be made on the next succeeding Business Day with the same effect as if made on the relevant payment date, without additional interest.  The Issuer will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.             Method of Payment

The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  If a Holder has given wire transfer instructions to the Issuer at least ten (10) Business Days prior to the applicable payment date, the Issuer will make all payments on the Holder’s Securities in accordance with those instructions.  Otherwise, payments on the Securities will be made at the office or agency of the Paying Agent and Registrar unless the Issuer elects to make interest payments by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Securities.

5

3.             Paying Agent and Registrar

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Issuer or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.             Indenture

The Issuer issued the Securities under an Indenture dated as of August 7, 2013 (“Indenture”), among WCI Communities, Inc., a Delaware Corporation (the “Issuer”), the Subsidiary Guarantors and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”), as amended from time to time.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are general unsecured obligations of the Issuer.  The Issuer shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture.  The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture.

5.             Optional Redemption

Except as set forth below, the Issuer shall not be entitled to redeem the Securities.

On and after August 15, 2016, the Issuer shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

Period	Redemption Price

2016	105.156%

2017	103.438%

2018	101.719%

2019 and thereafter	100.000%

In addition, at any time prior to August 15, 2016, the Issuer shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 106.875%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with an amount not to exceed the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such

6

redemption (with Securities held, directly or indirectly, by the Issuer or its Affiliates being deemed to be not outstanding for purposes of such calculation); and (2) notice of such redemption has been given within 90 days after the date of the related Equity Offering.

Prior to August 15, 2016, the Issuer shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.             Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

7.             Notice of Redemption

Notice of redemption shall be sent by or on behalf of the Issuer by first class mail or in the case of Global Securities, delivered electronically in accordance with the procedures of the Depository, not less than 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture.  Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of the Indenture.  Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption

8.             Put Provisions

Upon the occurrence of a Change of Control, each Holder of Securities shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

The Indenture provides that, under certain circumstances, the Issuer shall use the Excess Proceeds from Asset Sales to make an offer to all Holders to purchase Securities at an offer price in cash in an amount not less than 100% of the principal amount thereof, plus accrued and unpaid interest.

9.             Guarantee

The payment by the Issuer of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

7

10.          Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Security selected for redemption, (2) to register the transfer of or exchange any Security for a period of 15 days before a selection of Security to be redeemed or (3) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

11.          Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.          Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee or Paying Agent for payment.

13.          Discharge and Defeasance

Subject to certain conditions, the Issuer at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.          Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Securities or the Security Guarantees may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class and (b) any existing default under, or compliance with any provision of, the Indenture may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding voting as a single class.  Subject to certain exceptions set forth in the Indenture, the Issuer, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Security Guarantees or the Securities without notice to or consent of any Securityholder (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iii) to provide for the assumption of the Issuer’s or any Subsidiary Guarantor’s obligations to the Holders in the case of a merger or acquisition or the sale of all or substantially all of the Issuer’s or such Subsidiary Guarantor’s assets, as applicable, (iv) to add any Subsidiary Guarantor with respect to the Securities, to add security to or for the benefit of the Securities or to release any Subsidiary Guarantor from any of its obligations under its Security Guarantee or this Indenture (to the extent permitted by this Indenture), (v) to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders or that does not adversely affect in any material respect the legal rights under the indenture of any such Holder, (vi) to comply with SEC rules and regulations or changes to applicable law including, but not limited to, qualification of the Indenture under the TIA, (vii) to conform the text of the Indenture, the Security Guarantees or the Securities to any provision of the “Description of the Notes” section of the Final

8

Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Security Guarantees or the Securities, which determination may be evidenced by an Officer’s Certificate, (viii) to provide for the issuance of Additional Securities in compliance and in accordance with the limitations set forth in the Indenture, (ix) to allow any Subsidiary Guarantor to execute a supplemental indenture or a Security Guarantee with respect to the Securities, (x) to comply with the rules of any applicable securities depository, or (xi) to appoint a successor trustee in accordance with the terms of this Indenture.

15.          Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption, upon purchase, upon acceleration or otherwise, or failure by the Issuer to redeem or purchase Securities when required; (c) failure by the Issuer to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuer or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $25.0 million; (e) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $ 25.0 million; and (g) certain defaults with respect to Security Guarantees of the Issuer or any Significant Subsidiary.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest or a Default in complying with Section 5.01 of the Indenture) if it determines that withholding notice is in the interest of the Holders.

16.          Trustee Dealings with the Issuer

Subject to certain limitations imposed by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17.          No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuer or any Restricted Subsidiary shall have any liability for any obligations of the Issuer under the Securities or the Indenture or of any Subsidiary Guarantor under its Security Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees.

9

18.          Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.          Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.          CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.          Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

22.          Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

WCI COMMUNITIES, INC.
24301 Walden Center Drive
Bonita Springs, FL 34134
Attention: Chief Financial Officer

10

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                                                        agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

_______________________________________________________________________

Date: _____________ Your Signature: ___________________________________

_______________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)                   to the Issuer; or

(2)                   pursuant to an effective registration statement under the Securities Act of 1933; or

(3)                                         inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)                                         outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)                                         pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(6)                                         an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, as amended, who is not also a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933).

11

Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Registrar shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

12

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Notice:
To be executed by an executive officer

13

 [TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

14

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

15

EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY
OR PRIVATE EXCHANGE SECURITY] */**/

*/                                     If the Security is to be issued in global form add the Global Securities Legend from Exhibit A to Appendix A and the attachment from such Exhibit A captioned “[TO BE ATTACHED TO GLOBAL SECURITIES]—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

**/                             If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit A to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit A.

No.	$

6.875% Senior Notes Due 2021

WCI Communities, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of            Dollars [, as may be increased or decreased as reflected on the attached Schedule of Increases or Decreases in Global Security](2) on August 15, 2021.

Interest Payment Dates:  February 15 and August 15.

Record Dates:  February 1 and August 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

WCI COMMUNITIES, INC.

By
Name:
Title:

(2)  Include on Global Securities.

1

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the
Securities referred to in the Indenture.

By
Authorized Signatory

Dated:

2

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY
OR PRIVATE EXCHANGE SECURITY]

6.875% Senior Note Due 2021

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      Interest

WCI Communities, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on February 15 and August 15 of each year, commencing               .  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from                 .  Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any payment date with respect to the Securities is not on a Business Day, it shall be made on the next succeeding Business Day with the same effect as if made on the relevant payment date, without additional interest. The Issuer will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.                                      Method of Payment

The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  If a Holder has given wire transfer instructions to the Issuer at least ten (10) Business Days prior to the applicable payment date, the Issuer will make all payments on the Holder’s Securities in accordance with those instructions.  Otherwise, payments on the Securities will be made at the office or agency of the Paying Agent and Registrar unless the Issuer elects to make interest payments by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Securities.

3.                                      Paying Agent and Registrar

Initially, Wilmington Trust, National Association (the “Trustee”), will act as Paying Agent and Registrar.  The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Issuer or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                      Indenture

The Issuer issued the Securities under an Indenture dated as of August 7, 2013 (“Indenture”), among WCI Communities, Inc., a Delaware Corporation (the “Issuer”), the Subsidiary Guarantors and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”), as amended from time to time.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Security

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conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are general unsecured obligations of the Issuer.  The Issuer shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture.  The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture.

5.                                      Optional Redemption

Except as set forth below, the Issuer shall not be entitled to redeem the Securities.

On and after August 15, 2016, the Issuer shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

Period	Redemption Price

2016	105.156%

2017	103.438%

2018	101.719%

2019 and thereafter	100.000%

In addition, at any time prior to August 15, 2016, the Issuer shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 106.875%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with an amount not to exceed the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (with Securities held, directly or indirectly, by the Issuer or its Affiliates being deemed to be not outstanding for purposes of such calculation); and (2) notice of such redemption has been given within 90 days after the date of the related Equity Offering.

Prior to August 15, 2016, the Issuer shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

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6.                                      Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

7.                                      Notice of Redemption

Notice of redemption shall be sent by or on behalf of the Issuer by first class mail or in the case of Global Securities, delivered electronically in accordance with the procedures of the Depository, not less than 30 days nor more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture.  Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of the Indenture.  Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.             Put Provisions

Upon the occurrence of a Change of Control, each Holder of Securities shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

The Indenture provides that, under certain circumstances, the Issuer shall use the Excess Proceeds from Asset Sales to make an offer to all Holders to purchase Securities at an offer price in cash in an amount not less than 100% of the principal amount thereof, plus accrued and unpaid interest.

9.             Guarantee

The payment by the Issuer of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

10.          Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Security selected for redemption, (2) to register the transfer of or exchange any Security for a period of 15 days before a selection of Security to be redeemed or (3) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

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11.          Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.          Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee or Paying Agent for payment.

13.          Discharge and Defeasance

Subject to certain conditions, the Issuer at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.          Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Securities or the Security Guarantees may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class and (b) any existing default under, or compliance with any provision of, the Indenture may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding voting as a single class.  Subject to certain exceptions set forth in the Indenture, the Issuer, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Security Guarantees or the Securities without notice to or consent of any Securityholder (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iii) to provide for the assumption of the Issuer’s or any Subsidiary Guarantor’s obligations to the Holders in the case of a merger or acquisition or the sale of all or substantially all of the Issuer’s or such Subsidiary Guarantor’s assets, as applicable, (iv) to add any Subsidiary Guarantor with respect to the Securities, to add security to or for the benefit of the Securities or to release any Subsidiary Guarantor from any of its obligations under its Security Guarantee or this Indenture (to the extent permitted by this Indenture), (v) to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders or that does not adversely affect in any material respect the legal rights under the indenture of any such Holder, (vi) to comply with SEC rules and regulations or changes to applicable law including, but not limited to, qualification of the Indenture under the TIA, (vii) to conform the text of the Indenture, the Security Guarantees or the Securities to any provision of the “Description of the Notes” section of the Final Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Security Guarantees or the Securities, which determination may be evidenced by an Officer’s Certificate, (viii) to provide for the issuance of Additional Securities in compliance and in accordance with the limitations set forth in the Indenture, (ix) to allow any Subsidiary Guarantor to execute a supplemental indenture or a Security Guarantee with respect to the Securities, (x) to comply with the rules of any applicable securities depository, or (xi) to appoint a successor trustee in accordance with the terms of this Indenture.

15.          Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption, upon purchase, upon acceleration or otherwise, or failure by the Issuer to redeem or purchase Securities when required; (c) failure by the Issuer to comply with other agreements in the Indenture or the Securities, in

6

certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuer or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $25.0 million; (e) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $25.0 million; and (g) certain defaults with respect to Security Guarantees of the Issuer or any Significant Subsidiary.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest or a Default in complying with Section 5.01 of the Indenture) if it determines that withholding notice is in the interest of the Holders.

16.          Trustee Dealings with the Issuer

Subject to certain limitations imposed by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17.          No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuer or any Restricted Subsidiary shall have any liability for any obligations of the Issuer under the Securities or the Indenture or of any Subsidiary Guarantor under its Security Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees.

18.          Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.          Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.          CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the

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Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.          Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

WCI COMMUNITIES, INC.
24301 Walden Center Drive
Bonita Springs, FL 34134
Attention: Chief Financial Officer

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                                                        agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

_______________________________________________________________________

Date: _____________ Your Signature: ___________________________________

_______________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

WCI COMMUNITIES, INC.
24301 Walden Center Drive
Bonita Springs, FL 34134
Attention: Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION

1100 North Market Street

Attention:  Corporate Trust Department, W. Thomas Morris II (WCI Communities)

Wilmington, Delaware 19890

Fax Number:  (302) 636-4145

Re:                          WCI Communities, Inc. 6.875% Senior Secured Notes due 2021

Reference is hereby made to the Indenture, dated as of August 7, 2013 (the “Indenture”), among WCI Communities, Inc., as issuer (the “Issuer”), the Subsidiary Guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Securities or interest in such Securities specified in Annex A hereto, in the principal amount of $                       in such Securities or interests (the “Transfer”), to                                                         (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐ Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Security or a Definitive Security pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and other jurisdictions.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2.  ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Definitive Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf

1

knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act [and/,] (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act [and (iv) if the proposed transfer is being made prior to the expiration of the applicable holding period with respect to restricted securities set forth in Rule 144 under the Securities Act, as amended, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser)] and (v) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period under Regulation S, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Restricted Security and in the Indenture and the Securities Act.

3.  ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Security or a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐   such Transfer is being effected to the Issuer or a Subsidiary thereof;

or

(c)           ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Securities at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Security and/or the Restricted Definitive Securities and in the Indenture and the Securities Act.

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4.  ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a)           ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Transfer Restricted Security and in the Indenture.

(b)           ☐ Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Transfer Restricted Security and in the Indenture.

(c)           ☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Transfer Restricted Security and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           ☐    a beneficial interest in the:

(i)                                     ☐   Rule 144A Global Security (CUSIP                   ), or

(ii)                                  ☐   Regulation S Global Security (CUSIP                   ), or

(iii)                               ☐    IAI Global Security (CUSIP                   ); or

(b)           ☐    a Restricted Definitive Security

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(c)           ☐   a beneficial interest in the:

(i)                                     ☐   Rule 144A Global Security(CUSIP                   ), or

(ii)                                  ☐   Regulation S Global Security (CUSIP                   ), or

(iii)                               ☐   IAI Global Security (CUSIP                   ); or

(iv)                              ☐   Unrestricted Global Security (CUSIP                   ); or

(d)           ☐   a Restricted Definitive Security; or

(e)           ☐   an Unrestricted Definitive Security,

in accordance with the terms of the Indenture.

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EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

WCI COMMUNITIES, INC.
24301 Walden Center Drive
Bonita Springs, FL 34134
Attention: Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION

1100 North Market Street

Attention:  Corporate Trust Department, W. Thomas Morris II (WCI Communities)

Wilmington, Delaware 19890

Fax Number:  (302) 636-4145

Re:                          WCI Communities, Inc. 6.875% Senior Secured Notes due 2021

Reference is hereby made to the Indenture, dated as of August 7, 2013 (the “Indenture”), among WCI Communities, Inc., as issuer (the “Issuer”), the Subsidiary Guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                    , (the “Owner”) owns and proposes to exchange the Securities or interest in such Securities specified herein, in the principal amount of $                         in such Securities or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Securities for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Securities

(a)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain

1

compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐ Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Securities.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b)           ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security.  In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] ☐ Rule 144A Global Security, ☐ Regulation S Global Security,  ☐ IAI Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

2

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

3

EXHIBIT E

FORM OF TRANSFEREE LETTER OF REPRESENTATION

WCI COMMUNITIES, INC.
24301 Walden Center Drive
Bonita Springs, FL 34134
Attention: Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION

1100 North Market Street

Attention:  Corporate Trust Department, W. Thomas Morris II (WCI Communities)

Wilmington, Delaware 19890

Fax Number:  (302) 636-4145

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[       ] principal amount of the 6.875% Senior Notes due 2021 (the “Securities”) of WCI Communities, Inc. (the “Issuer”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business.  We, and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2.             We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Issuer, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv)

1

outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

TRANSFEREE: ,

by:

2

EXHIBIT F

FORM OF NOTATION OF GUARANTEE

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 7, 2013 (the “Indenture”), among WCI Communities, Inc., a Delaware corporation (the “Issuer”), the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, as Trustee, (a) the due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Securities, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Security Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Security Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

1

[NAME OF SUBSIDIARY GUARANTORS]

By:
Name:
Title:

EXHIBIT G

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                                 , among                                      (the “Guaranteeing Subsidiary”), a subsidiary of WCI Communities, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 7, 2013 providing for the issuance of 6.875% Senior Notes due 2021 (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the “Security Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Securityholders as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Security Guarantee on the terms and subject to the conditions set forth in the Security Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.             NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Company or any Security Guarantor, as such, will have any liability for any obligations of the Company or the Security Guarantors under the Securities, this Indenture, the Security Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees.  The waiver may not be effective to waive liabilities under the federal securities laws.

4.             GOVERNING LAW.   THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.  The exchange of copies of this

Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.             EFFECT OF HEADINGS.  The Section headings herein are for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

7.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

8.             RATIFICATION OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore and hereafter authenticated and delivered shall be bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WCI COMMUNITIES, INC.

By:
Name:
Title:

[EXISTING SUBSIDIARY GUARANTORS]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title: